UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

890 Santa Cruz Avenue
Menlo Park, CA 94025
 (Address of principal executive offices)

650-847-1919
 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements.  The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements.  Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.  These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our securities, you should be aware that the occurrence of events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results.

Item 1.01.  Entry into Material Definitive Agreement.

Share Exchange and Reorganization Agreement

On January 31, 2013, AntriaBio, Inc., a Delaware corporation (the “Company”, “we”, “us”, “our”, “AntriaBio”, “Antria”) entered into and closed a share exchange and reorganization agreement (the “Share Exchange and Reorganization Agreement”) dated January 30, 2013, by and among the Company, AntriaBio Delaware Inc., a Delaware corporation (“Antria Delaware”), and the beneficial stockholders of Antria Delaware (the “Antria Delaware Stockholders”), pursuant to which the Antria Delaware Stockholders and Antria Delaware agreed to (i) exchange all of the outstanding capital stock of Antria Delaware (the “Antria Delaware Capital Stock”), and (ii) the Company agreed to assume any options, warrants or convertible securities of Antria Delaware for an aggregate of 35,284,000 shares of the Company’s common stock representing approximately 88.2% of the Company’s issued and outstanding capital stock giving effect to such issuance and the other transactions described herein.  As a result of such transaction, Antria Delaware became a wholly-owned subsidiary of the Company.  In connection with the Share Exchange and Reorganization Agreement, Tungsten 74, LLC, a New York limited liability company (“Tungsten”), as the majority stockholder of the Company, voluntarily agreed to deliver to the Company for cancellation its 19,890,000 shares of the Company’s common stock (collectively, we refer to these transactions herein as the “Reverse Merger”).

The foregoing description of the terms of the Share Exchange and Reorganization Agreement is qualified in its entirety by reference to the provisions of the Share Exchange and Reorganization Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Upon the closing of the Reverse Merger, our business became Antria Delaware's business.  This Current Report on Form 8-K includes the information that would be included in a Form 10 related to Antria Delaware.  Please note that unless indicated otherwise, the information provided below relates to the Company after giving effect to the Reverse Merger.  Information relating to periods prior to the date of the Reverse Merger only relate to the party specifically indicated.

DESCRIPTION OF THE BUSINESS

Our Corporate History and Background

We were incorporated under the name "Fits My Style Inc." on July 26, 2010, as a corporation organized under the laws of the State of Nevada.  From inception until the consummation of the Reverse Merger, the principal business of the Company was to:  (i) develop an interactive web service followed by a smartphone application that would allow buyers to visualize potential furnishings in their home, office or any other location prior to making a purchase; and (ii) seek new business opportunities including the acquisition of, or merger with, an existing business.  During that time, we had no revenue and our operations were limited to capital formation and development of our business plan. As a result of the acquisition of Antria Delaware, on January 31, 2013, we ceased our prior operations.

In the third quarter of 2012, we entered into preliminary negotiations with Antria Delaware with respect to the principal terms of the Reverse Merger.  As a condition precedent to the Reverse Merger, we agreed to:  (i) change our state of incorporation from Nevada to Delaware (“Reincorporation”); (ii) change our name from "Fits My Style Inc." to "AntriaBio, Inc." (“Name Change”); and (iii) effect a 6 for 1 forward stock split (“Forward Split” the Forward Split together with the Reincorporation and Name Change are collectively referred to herein as the “Corporate Actions”) of the outstanding shares of our common stock.  On December 3, 2012, our board of directors (the “Board”) and stockholders holding approximately 80.8% of our outstanding common stock approved the Corporate Actions by written consent. Effective January 10, 2013, in accordance with approval from the Financial Industry Regulatory Authority, we effectuated the Corporate Actions.

A more detailed description of the Corporate Actions are set forth in our Definitive Information Statement on Schedule 14C filed with the United States Securities and Exchange Commission (the “SEC”) on December 19, 2012, which description is incorporated in its entirety herein by reference.

Acquisition of Antria Delaware

On January 31, 2013, we entered into and closed the Share Exchange and Reorganization Agreement to acquire Antria Delaware through: (i) the purchase of all of Antria Delaware's Capital Stock; and (ii) the assumption of any options, warrants or convertible securities of Antria Delaware in exchange for the issuance to the Antria Delaware Stockholders of 35,284,000 shares of our common stock representing approximately 88.2% of the Company’s issued and outstanding capital stock, following the cancellation of shares contributed by Tungsten. Antria Delaware is now our wholly-owned operating subsidiary and our business is Antria Delaware’s business.  The Share Exchange and Reorganization Agreement was ratified by all Antria Delaware stockholders as part of their execution of the Share Exchange and Reorganization Agreement.  The approval of the Company’s stockholders of the Share Exchange and Reorganization Agreement was not required under Delaware law inasmuch as the Company’s Board had all of the requisite authority needed to authorize the issuance of shares of the Company’s common stock to the Antria Delaware Stockholders and reconstitute the Board.  Notwithstanding the foregoing, Tungsten, the Company’s majority shareholder voluntarily agreed to surrender for cancellation its shares of the Company’s common stock required as a condition to the consummation of the Reverse Merger.

AntriaBio Delaware, Inc. Corporate History and Background

Antria Delaware was formed as a Delaware corporation in March 2010 under the name "AntriaBio, Inc."  As a condition precedent to the Reverse Merger, Antria Delaware agreed to change its name from "AntriaBio, Inc." to "AntriaBio Delaware, Inc."  On January 3, 2013, the board of directors and majority stockholder of Antria Delaware, by joint written consent, agreed to amend Antria Delaware’s certificate of incorporation to change its name from AntriaBio, Inc. to AntriaBio Delaware, Inc.  On January 3, 2013, Antria Delaware filed an amendment to its certificate of incorporation with an effective date of January 10, 2013 to change its name from "AntriaBio, Inc." to "AntriaBio Delaware, Inc."

Antria Delaware was formed with the express purpose of acquiring the assets of PR Pharmaceuticals, Inc. ("PRP").  PRP was a company that developed proprietary technology to be used with active pharmaceutical ingredients to create sustained release injectable formulations. Following PRP’s inability to raise additional financing and pursuant to Title 11 of the United States Bankruptcy Code (the "Code"), PRP filed for reorganization under Chapter 11 of the bankruptcy statutes on November 14, 2008, in the United States Bankruptcy Court, District of Colorado. On November 30, 2011, the case was converted to a dissolution under Chapter 7 of the Code.  On October 5, 2012, Antria Delaware entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") to acquire all of PRP’s operating and intellectual property assets out of bankruptcy including, but not limited to, program data and materials, associated inventory, equipment, lab notebooks, patents, patent applications, technology and know-how, electronic data, and regulatory filings/correspondence related to development programs (the "Asset Purchase").  On October 31, 2012, the United States Bankruptcy Court, District of Colorado approved the Asset Purchase Agreement.  On January 31, 2013, the Asset Purchase closed and upon closing, PRP’s lead product candidate, a potential once-a-week basal insulin injection for the diabetes market, became our lead product candidate (AB101).  Our strategy is to develop products such as AB101 for the diabetes market using our proprietary sustained release formulation capabilities with known pharmaceutical agents and United States Food and Drug Administration ("FDA") approved delivery technologies. We believe that this strategy increases the probability of technical success while reducing safety concerns, approval risks and development costs. We also believe that our approach can result in differentiated, patent-protected products that provide significant benefits to patients and physicians.

Diabetes

Diabetes is a chronic, life-threatening disease for which there is no known cure.  In normal, healthy individuals, the pancreas produces sufficient insulin to ensure proper control of glucose levels.  The pancreas produces a steady, low level of insulin known as “basal” insulin, which regulates blood glucose levels between meals and during the nighttime.  After a person eats a meal, blood glucose levels rise rapidly and the pancreas responds with a marked and transient increase in insulin secretion, the prandial insulin release, to bring glucose levels back to the normal range.

Diabetes is marked by high levels of blood glucose (hyperglycemia) resulting from defects in insulin production, insulin action or both.  According to the International Diabetes Federation, approximately 311 million people suffer from the disease worldwide and this number is expected to reach 550 million by 2030 as a result of an aging population, diets and lifestyles.  In the United States ("US") alone, the American Diabetes Association and the Centers for Disease Control and Prevention estimate there are 25.8 million persons with diabetes, of which an estimated seven million are currently undiagnosed.  Furthermore, the diagnosed and undiagnosed diabetes population, which represented 8.3% of the US population in 2011, is expected to grow by almost two million new cases each year.  Complications associated with diabetes include, but are not limited to, heart disease, kidney disease, eye disease, neurological deterioration and amputations.

Type 1 diabetes develops when the body’s immune system destroys pancreatic beta cells which are the only cells in the body that make the hormone insulin that regulates blood glucose. To survive, people with Type 1 diabetes must have insulin delivered by injection or a pump and this form of diabetes usually strikes children and young adults, although disease onset can occur at any age. Type 1 diabetes accounts for approximately 5% of all diagnosed cases of diabetes. There is no way to prevent Type 1 diabetes, but several clinical trials attempting to establish a prevention for the disease are currently in progress or are being planned. Type 1 diabetes needs to be treated with the administration of insulin by injection or pump.

Type 2 diabetes accounts for approximately 90% to 95% of all diagnosed cases and usually begins as insulin resistance, a disorder in which the cells do not use insulin properly. As the need for insulin rises, the pancreas gradually loses its ability to produce it. Type 2 diabetes is associated with older age, obesity, family history of diabetes, history of gestational diabetes, impaired glucose metabolism, physical inactivity, and race/ethnicity. Type 2 diabetes requires a multi-faceted treatment approach.  The traditional treatment approach initially consists of strategies that do not involve drugs or medicine, such as diet and exercise.  The goals of these non-medicinal strategies are to reduce body weight and plasma glucose by reducing caloric intake and to increase glucose uptake by stimulating skeletal muscles.

Although highly effective in some patients, only a small minority is able to maintain the diet and exercise required for long-term glucose control.  Eventually, most patients require pharmaceutical intervention which typically begins with the administration of various classes of anti-diabetic drugs such as metformin, sulfonylurea, thiazolidinediones and incretins. Among other effects, these drugs either help the body produce insulin or improve how the body utilizes the insulin it produces. Eventually, many patients with Type 2 diabetes resort to insulin therapy to manage their hyperglycemia. Unfortunately, the step-wise approach to therapy tends to be extremely prolonged with many patients remaining chronically hyperglycemic for several years.

AntriaBio’s Pipeline

AB101

AB101 is a PEGylated basal insulin that has been formulated in biodegradable microspheres to be injected weekly to treat patients with Type 1 and Type 2 diabetes who require basal insulin to control hyperglycemia. AB101 is currently in preclinical development and we plan on initiating clinical trials outside the US this year. The weekly injection has been designed with a release profile to result in low, but sustained, insulin levels that will supplement the effects of endogenous and exogenous insulin and complement the effects of orally administered hypoglycemic agents.

We believe that a once-a-week injection of AB101, if approved, will result in greater patient compliance and set a new standard in basal insulin therapy.  In North America, basal insulin already commands a 47% share of total insulin usage.  Currently, each year Sanofi-Aventis sells more than $5 billion of Lantus, a daily injectable basal insulin therapy while Novo Nordisk sells more than $2 billion a year of its twice daily injectable basal insulin Levemir. Our once-a-week injection would provide seven days of basal insulin coverage with the potential to significantly improve the treatment paradigm.  Furthermore, there is an opportunity for AB101 to enter new markets outside of North America where basal insulin has limited penetration.  Basal insulin represents 36% of all insulin use in Europe, 29% of all insulin use in Japan and Korea, 13% of all insulin use in China, and 26% of all insulin use in rest of world. Further, as a result of AB101’s weekly injection profile, it has the potential to be used in diabetic patients who are using oral agents, but not insulin (regular or basal).  According to the United States Centers for Disease Control, 58% of all individuals with diabetes use oral medications only, and 16% use no medication at all.  It is generally believed that the reluctance to initiate insulin therapy is a result of resistance to take multiple injections for both regular and current long-acting insulin as well as the multiple finger sticks needed to monitor blood glucose levels.

AB201 (Long acting GLP-1)

Glucagon-like peptide-1 (“GLP”) is a naturally occurring peptide in the intestine that helps control glucose levels by stimulating the pancreas to produce insulin, reducing the amount of glucose that is produced by the liver, reducing the rate at which the stomach digests food and empties into the small intestine (gastric emptying) and curbing the appetite and the amount of food that is consumed. Endogenous GLP production is reduced in patients with Type 2 diabetes and as a result there is a growing market for synthetic analogs of the peptide.

We believe that our technology has the potential to support development of a long-acting GLP that could be differentiated in terms of dosing frequency (once per month dosing as opposed to daily or weekly dosing), improved kinetics (reduced burst and thus potentially more favorable adverse event profile or reduced dose) and reduced immunogenicity (PEGylated native glucagon-like peptide-1 may be less immunogenic than glucagon-like peptide-1 analogs). BYETTA®, marketed by Eli Lilly and currently selling approximately $500 million per year, and Victoza®, marketed by Novo Nordisk and currently selling approximately $200 million per year, are the currently approved GLP products.

AB201 is a product concept that is in the early stages of development.

AB101 Development Status

We have completed most of the critical analytical methods for AB101 and we have successfully scaled production to support our development needs through early Phase 2 clinical studies.  We have also conducted various preclinical studies with the AB101 formulation with the objective of demonstrating a desirable insulin release profile along with favorable handling characteristics.  Our preclinical studies have shown the following:

1
Minimal burst of drug – AB101 is designed to deliver seven days of basal insulin and our proprietary formulation and processing parameters provide minimal release (less than 1% of the weekly dose) of insulin immediately after injection followed thereafter by a sustained insulin release over the intended dosing interval;

2
Uniform and predictable pharmacokinetics and pharmacodynamics – After a lag of approximately three days, our formulation is released uniformly over a 10-day period without batch variability and at a constant rate for approximately one week after treatment;

3	Repeatable kinetics – The pharmacokinetic profile from one injection to another is repeatable and the pattern and magnitude of drug release is almost identical from one injection to the next;

4
Steady-state drug levels with repeat dosing – In animals we were able to obtain repeat-dose steady-state levels, with minimal peak-to-trough variation, after the second injection.  We believe this provides proof-of-concept that steady-state basal levels of insulin are achievable with a single once-a-week injection that can be managed to a specific dose level for individual patient needs;

5
Preservation of protein integrity and biological activity – Our proprietary formulation and manufacturing method preserves the integrity and biological activity of insulin and our formulation behaves like recombinant human insulin in terms of activation of the insulin receptor and insulin-signaling cascade; and

6
No injection site reaction –Inflammation or other adverse signs at the injection site using our microsphere delivery technology are rare and appear to be a result of the injection technique and not AB101.

AB101 Clinical Plan and Analysis of Competition

AB101 Clinical Plan

Our clinical development objective is to demonstrate that AB101 is non-inferior to the current basal insulin market leader, insulin glargine (Lantus), in terms of safety and efficacy. We plan on conducting our initial clinical trials outside of the US in order to complete the studies quicker and with less expense. For the purposes of securing US regulatory approval, we will repeat these trials as outlined below.

Our first clinical trial will be a Phase 1 single ascending dose safety/pharmacokinetics/pharmacodynamics study in 10-20 patients with Type 1 diabetes. We have engaged a contract research organization to conduct this study in Russia. In a dose escalating design, subjects will receive a single dose of subcutaneously injected AB101. The primary outcome of the study is the presence of hyperglycemic episodes, if any.  Secondary outcomes may include the incidence of hypoglycemic episodes, AUC (area under the serum AB101 insulin concentration time curve, based on multiple sampling time points), Cmax (maximum serum AB101 insulin concentration observed), Tmax (time to maximum serum AB101 insulin concentration), FBG (average morning fasting blood glucose), average morning fasting serum C-peptide concentration, and FFA (average morning fasting serum free fatty acid concentration). This initial trial should provide valuable information on the kinetic profile as well as the pharmacodynamics and relative bioavailability of AB101. We plan to initiate this study in 2H 2013 and have final results by the end of 1Q 2014.

Our second study will be a Phase 2 randomized double-blinded trial to compare the glucose-lowering effect of AB101 with that of insulin glargine (Lantus). Approximately 50 patients with Type 1 diabetes will receive Lantus over several weeks to reach steady state insulin and glucose levels. Next, each patient will receive either a single dose of AB101 per week, or an injection per day for seven days of Lantus. Patients will be monitored for glucose and insulin levels until a steady state is achieved (which we anticipate will be between two and three weeks) and at this point their therapies will be switched from Lantus to AB101 or vice versa and the study will progress until an additional steady state is achieved. The pharmacodynamic and pharmacokinetic properties of the different insulin preparations will be recorded throughout the study. We plan on initiating this trial in 4Q 2014 and have final results by the end of 2Q 2015.

If these initial clinical trials are successful, we will seek approval for AB101 in the US and other jurisdictions. In the US we plan on filing an investigational new drug application (“IND”) with the FDA in 2014 and conducting new Phase 1 and 2 studies in the US in 2015. In order to secure regulatory approval in the US, we are planning on multiple Phase 3 studies to compare the safety and efficacy of AB101 with Lantus in open-label, randomized, parallel studies of approximately 1000 patients (each study) with Type 1 and Type 2 diabetes. We believe that each study will take approximately 6 months to complete and the primary endpoints will be a reduction in glycosylated hemoglobin (“HbA1c”), fasting plasma glucose and body weight gain/loss. In addition, we plan on conducting an additional Phase 3 study with similar endpoints in a 26-week open-label trial of approximately 1000 patients with inadequate glycemic control (HbA1c 7-10%) on metformin alone or with a sulfonylurea. Our plan is to commence these studies in 1Q 2016 and we believe that they will take approximately 18 months to complete. Thereafter, in 2017 we intend to file a new drug application (“NDA”) with the FDA seeking for approval for AB101.

Competition

We face competition from pharmaceutical and biotechnology companies, academic institutions, governmental agencies, and private research organizations in recruiting and retaining highly qualified scientific personnel and consultants and in the development and acquisition of technologies.  In particular, if we successfully commercialize AB101, our product candidate would compete directly against Lantus, Levemir and Novo Nordisk’s Tresiba, which is pending FDA approval.  Each of these drugs is backed by a large pharmaceutical company with substantially greater financial, marketing and development resources than Antria.  Further, the pharmaceutical and biotechnology industries are very competitive and are characterized by rapid and continuous technological innovation. We believe that there are a number of potential drugs in preclinical studies and clinical trials to treat diabetes that may result in effective, commercially successful treatments, including drugs that may be in development by Sanofi, Novo Nordisk and other organizations.  Each of these therapies and others may compete with AB101.

Intellectual Property

Our ability to protect and use our intellectual property in the continued development and commercialization of our technologies and products and to prevent others from infringing on our intellectual property is crucial to our success.  Our patent strategy is to augment our current portfolio by continually applying for patents on new developments and obtaining licenses where necessary for promising product candidates and related technologies.  Our issued patents and patent applications provide protection for our core technologies. One of our central patents and patent applications is for the bio-conjugation of bioactive agents including insulin (PCT Publication WO 2004/091494).  The technology underlying this patent consists of methods to achieve site-specific PEGylation of insulin and similar proteins and it is approved in Australia and pending in other jurisdictions. In addition, we have filed a variety of other patent applications to protect our intellectual property.

We also rely in part on confidentiality agreements to protect trade secrets and know-how that is not patentable. Our policy is to require our employees, consultants, contractors, manufacturers, outside scientific collaborators and sponsored researchers, board of directors, technical review board and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. We also require signed confidentiality or material transfer agreements from any third party that is to receive our confidential information. In the case of employees, consultants and contractors, the agreements provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of Antria.  However, there can be no assurance that all persons who we desire to sign such agreements will sign, or if executed that these agreements will not be breached.  Further, there may not be adequate remedies for any breach and our trade secrets and know-how may become known or be independently developed by competitors.

Our success will also depend in part on our ability to commercialize our technology without infringing the proprietary rights of others. Although we have conducted freedom of use patent searches, no assurance can be given that patents do not exist or could not be filed which would have an adverse affect on our ability to market our technology or maintain our competitive position with respect to our technology. If our technology components, products, processes or other subject matter are claimed under other existing US or foreign patents or are otherwise protected by third party proprietary rights, we may be subject to infringement actions. In such event, we may challenge the validity of such patents or other proprietary rights or we may be required to obtain licenses from such companies in order to develop, manufacture or market our technology. There can be no assurance that we would be able to obtain such licenses or that such licenses, if available, could be obtained on commercially reasonable terms. Furthermore, the failure to either develop a commercially viable alternative or obtain such licenses could result in delays in marketing our proposed technology or the inability to proceed with the development, manufacture or sale of products requiring such licenses, which could have a material adverse affect on our business, financial condition and results of operations. If we are required to defend ourselves against charges of patent infringement or to protect our proprietary rights against third parties, substantial costs will be incurred regardless of whether we are successful. Such proceedings are typically protracted with no certainty of success. An adverse outcome could subject us to significant liabilities to third parties and force us to curtail or cease our development and commercialization of our technology.

Government Regulation

Regulation by governmental authorities in the US and other countries is a significant factor in the development, manufacture and marketing of pharmaceutical products. All of our potential products, including AB101, will require regulatory approval by governmental agencies prior to commercialization. In particular, pharmaceutical therapies are subject to rigorous preclinical testing and clinical trials and other pre-market approval requirements by the FDA and regulatory authorities in foreign countries. Various federal, state and foreign statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of such products.

A number of steps must be taken before a pharmaceutical agent may be marketed in the US. First, the pharmaceutical agent must undergo preclinical testing including laboratory evaluation of product chemistry and animal studies to assess the potential safety and activity of the product candidate and its formulations. The results of these studies must be submitted to the FDA as part of an IND which must be reviewed by the FDA before a proposed clinical trial can begin. Typically, clinical trials involve a three-phase process. In Phase 1, clinical trials are conducted with a small number of healthy volunteers to determine the early safety and tolerability profile and the pattern of drug distribution and metabolism. In Phase 2, clinical trials are conducted with groups of patients afflicted with a specified disease in order to determine preliminary efficacy, dosing regimens and expanded evidence of safety and tolerability. In Phase 3, large-scale, multi-center, adequate and well-controlled comparative clinical trials are typically conducted with patients afflicted with a target disease in order to provide enough data for the statistical proof of efficacy and safety required by the FDA and others.

The results of the preclinical testing and clinical trials for a pharmaceutical product are then submitted to the FDA in the form of an NDA for approval to commence commercial sales. Once a drug is approved for marketing in the US, the FDA requires ongoing safety monitoring to ascertain any undiscovered issues since the expanded patient exposure once a drug is introduced to the marketplace can reveal new risks (as well as new benefits) that were not detectable during clinical testing.

Among the conditions for NDA approval is the requirement that the prospective manufacturer’s quality control and manufacturing procedures conform to good manufacturing principles (“cGMP”). In complying with cGMP, manufacturers must continue to expend time, money and effort in the area of production, quality control, and quality assurance to ensure full technical compliance. Manufacturing facilities are subject to periodic inspections by the FDA to ensure compliance.

We are also subject to various federal, state, and local laws, regulations and recommendations relating to safe working conditions; laboratory and manufacturing practices; the experimental use of animals; and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research, development and manufacturing.

The activities required before a pharmaceutical agent may be marketed in the European Union are dictated by the International Conference on Harmonization and are generally similar to those established in the US. Approval of new drugs across the European Union relies on either the centralized authorization procedure of the European Medicines Agency or national authorization procedures that allow simultaneous approval in several countries via mutual recognition or decentralization. Under the centralized procedure, the marketing application is referred for review to two review teams, each representing one of the member countries. Each reviewer then forwards an early assessment to the Committee for Medicinal Products for Human Use, or CHMP, for discussion and preparation of an initial consolidated assessment report, including a list of questions requesting clarification as well as additional information. This step initiates a series of dialogues, meetings and other communications among the CHMP, the two review teams and the applicant, leading in turn to clarification, education and refinement of the original assessment reports. Ultimately, a decision is reached to either grant marketing authorization or deny the application if it is determined that the application does not satisfy the regulatory approval criteria. The clinical testing, manufacture and sale of pharmaceutical products outside of the US and the European Union are subject to regulatory approvals by other jurisdictions which may be more or less rigorous than those required by the US or the European Union.

Legal

We are not aware of any legal proceedings relating to securities or other proceedings that could have an adverse impact on the Company in which any director, officer, or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Employees

As of January 31 2013, we had two full-time employees as well as five contract employees, all of whom have experience with pharmaceutical, biotechnology or medical product companies. None of our employees or contractors are covered by collective bargaining agreements.

RISK FACTORS

An investment in us involves a high degree of risk.  You should consider carefully the following information about these risks, together with the other information contained in this Current Report on Form 8-K, before deciding to purchase any of our securities.  If any of the events or developments described below actually occur, our business, results of operations and financial condition would likely suffer.  In these circumstances, you may lose all or part of your investment.  In addition, it is also possible that other risks and uncertainties that affect our business may arise or become material in the future.

 Risks Related to Our Business

We will need substantial additional capital to fund our operations and if we fail to obtain additional capital, we may be unable to complete the development and commercialization of our product candidates or continue our research and development programs

Our operations will consume substantial amounts of cash.  We expect to spend substantial amounts on research and development, including amounts spent on conducting preclinical activities, clinical trials for our product candidates, manufacturing, clinical trial materials, and expanding our research and development program.  We expect that our cash used by operations will continue to increase for the next several years.  If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue one or more of our drug development or research and development programs.  We also may be required to:

●	seek collaborators for our product candidates at an earlier stage than otherwise would be desirable and on terms that are less favorable than might otherwise be available; and

●
relinquish, license or otherwise dispose of rights to technologies, product candidates or products that we would otherwise seek to develop or commercialize ourselves on terms that are less favorable than might otherwise be available.

We rely on a single product candidate and if the market for AB101 does not develop as we anticipate, our revenues may decline or fail to grow, which would adversely affect our operating results

Initially, we expect to derive all of our revenues, if any, from AB101. The market for AB101 is new and still evolving, and it is uncertain whether AB101 will achieve and sustain high levels of demand and market acceptance. Our success will depend to a substantial extent on the willingness of consumers to accept AB101 as a viable treatment option for diabetes which would significantly adversely affect our revenues and profitability.

We are at an early stage of development as a company and we do not have, and may never have, any products that generate significant revenues

We are at an early stage of development as a proprietary product specialty pharmaceutical company and we do not have any commercial products.  Our existing product candidates will require extensive additional clinical evaluation, regulatory review, significant marketing efforts and substantial investment before they could provide us with any revenues.  Our efforts may not lead to commercially successful products, for a number of reasons, including:

●	our product candidates may not prove to be safe and effective in clinical trials;

●	we may not be able to obtain regulatory approvals for our product candidates or approved uses may be narrower than we seek;

●	we may not have adequate financial or other resources to complete the development and commercialization of our product candidates; or

●	any products that are approved may not be accepted or reimbursed in the marketplace.

We do not expect to be able to market any of our product candidates for a number of years. If we are unable to develop, receive approval for, or successfully commercialize any of our product candidates, we will be unable to generate significant revenues.  If our development programs are delayed, we may have to raise additional capital or reduce or cease our operations.

We have never generated any revenues and may never become profitable

We expect to incur substantial operating losses for the next several years as we pursue our clinical trials and research and development efforts.  To become profitable, we must successfully develop, manufacture and market our product candidates, either alone or in conjunction with possible collaborators. We may never have any revenues or become profitable.

We may experience delays in our clinical trials that could adversely affect our financial position and our commercial prospects

We cannot be certain when our currently planned clinical trials will begin or be completed, if at all.  Many factors affect patient enrollment, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, competing clinical trials and new drugs approved for the conditions we are investigating.  Other companies may be conducting clinical trials or may announce plans for future trials that will be seeking patients with the same indications as those we are studying.  As a result of all of these factors, our trials may take longer to enroll patients than we anticipate.  Delays in patient enrollment in the trials may increase our costs and slow down our product development and approval process.  Our product development costs will also increase if we need to perform more or larger clinical trials than planned.  Any delays in completing our clinical trials will delay our ability to generate revenue from product sales, and we may have insufficient capital resources to support our operations.  Even if we do have sufficient capital resources, our ability to become profitable will be delayed.

Adverse events in our clinical trials may force us to stop development of our product candidates or prevent regulatory approval of our product candidates

Our product candidates may produce serious adverse events.  These adverse events could interrupt, delay or halt clinical trials of our product candidates and could result in the FDA, or other regulatory authorities requesting additional preclinical data or denying approval of our product candidates for any or all targeted indications.  An institutional review board, independent data safety monitoring board, the FDA, other regulatory authorities or the Company itself may suspend or terminate clinical trials at any time.  We cannot assure you that any of our product candidates will prove safe for human use.

If our product candidates do not meet safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and we will be unable to market them

The regulatory review approval process typically is expensive, takes many years and the timing of any approval cannot be accurately predicted.  If we fail to obtain regulatory approval for our current or future product candidates, we will be unable to market and sell such products and therefore may never be profitable.

As part of the regulatory approval process, we must conduct preclinical studies and clinical trials for each product candidate to demonstrate safety and efficacy.  The number of preclinical studies and clinical trials that will be required varies depending on the product candidate, the indication being evaluated, the trial results and regulations applicable to any particular product candidate.

The results of preclinical studies and initial clinical trials of our product candidates do not necessarily predict the results of later-stage clinical trials.  Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy despite having progressed through initial clinical trials.  We cannot assure you that the data collected from the preclinical studies and clinical trials of our product candidates will be sufficient to support FDA or other regulatory approval.  In addition, the continuation of a particular study after review by an independent data safety monitoring board does not necessarily indicate that our product candidate will achieve the clinical endpoint.

The FDA and other regulatory agencies can delay, limit or deny approval for many reasons, including:

●	a product candidate may not be safe or effective;

●	the manufacturing processes or facilities we have selected may not meet the applicable requirements; and

●	changes in their approval policies or adoption of new regulations may require additional work.

Any delay in, or failure to receive or maintain, approval for any of our products could prevent us from ever generating meaningful revenues or achieving profitability.

Our product candidates are prone to the risks of failure inherent in drug development. Before obtaining regulatory approvals for the commercial sale of any product candidate for a target indication, we must demonstrate with substantial evidence gathered in preclinical and well-controlled clinical studies, and, with respect to approval in the US, to the satisfaction of the FDA and, with respect to approval in other countries, similar regulatory authorities in those countries, that the product candidate is safe and effective for use for that target indication and that the manufacturing facilities, processes and controls are adequate. Despite our efforts, our product candidates may not:

●	offer therapeutic or other improvement over existing, comparable therapeutics;

●	be proven safe and effective in clinical studies;

●	meet applicable regulatory standards;

●	be capable of being produced in sufficient quantities at acceptable costs;

●	be successfully commercialized; or

●	obtain favorable reimbursement.

We are not permitted to market AB101 or any of our other product candidates in the US until we receive approval of a new drug application, or approval of a biologics license application, from the FDA, or in any foreign countries until we receive the requisite approval from such countries. We have not submitted a new drug application or biologics license application or received marketing approval for any of our product candidates.

Preclinical testing and clinical studies are long, expensive and uncertain processes. We may spend several years completing our testing for any particular product candidate, and failure can occur at any stage. Negative or inconclusive results or adverse medical events during a clinical study could also cause the FDA or us to terminate a clinical study or require that we repeat it or conduct additional clinical studies. Additionally, data obtained from a clinical study is susceptible to varying interpretations and the FDA or other regulatory authorities may interpret the results of our clinical studies less favorably than we do. The FDA and equivalent foreign regulatory agencies have substantial discretion in the approval process and may decide that our data is insufficient to support a marketing application and require additional preclinical, clinical or other studies.

Our current supply of AB101 may be insufficient in terms of quality and quantity which would delay preclinical trials

We acquired our supply of AB101 through the acquisition of assets from PRP.  We have contracted to have this supply filled for use in or preclinical trials.  If the supply has expired or has other quality issues that make it unusable, we could not use it in our preclinical trials.

Our limited operating history makes it difficult to evaluate our business and prospects

Our operations to date have been limited to organizing and staffing our company and acquiring product and technology rights. We have not demonstrated an ability to perform preclinical testing, conduct clinical trials, hire staff, obtain regulatory approval for or commercialize a product candidate. Consequently, any predictions about our future performance may not be as accurate as they could be if we had a history of successfully hiring staff, or testing, developing and commercializing pharmaceutical products.

Due to our reliance on contract research organizations or other third parties to conduct clinical trials, we are unable to directly control the timing, conduct and expense of our clinical trials

We plan to rely primarily on third parties to conduct our clinical trials.  As a result, we will have less control over the conduct of the clinical trials, the timing and completion of the trials, the required reporting of adverse events and the management of data developed through the trial than would be the case if we were to rely entirely upon our own staff.  Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities.  Outside parties may have staffing difficulties, may undergo changes in priorities or may become financially distressed, adversely affecting their willingness or ability to conduct our trials. We may experience unexpected increased costs that are beyond our control.  Problems with the timeliness or quality of the work of a contract research organization may lead us to seek to terminate the relationship and use an alternative service provider.  However, making this change may be costly and may delay our trials, and contractual restrictions may make such a change difficult or impossible.  Additionally, it may be impossible to find a replacement organization that can conduct our trials in an acceptable manner and at an acceptable cost.

Our competitors may develop and market drugs that are less expensive, more effective or safer than our product candidates

The pharmaceutical market is highly competitive.  For our product candidates that use currently approved active ingredients, we will face competition from the existing delivery method with each product candidate for which we are able to obtain approval.  Additionally, other pharmaceutical and biotechnology companies may be developing improved formulations of the same drugs and that will compete with products we are developing.  It is possible that our competitors will develop and market products that are less expensive, more effective or safer than our future products or that will render our products obsolete.  We expect that competition from pharmaceutical and biotechnology companies, universities and public and private research institutions will increase.  Many of these competitors have substantially greater financial, technical, research and other resources than we do.  We may not have the financial resources, technical and research expertise or marketing, distribution or support capabilities to compete successfully.

Because the results of preclinical testing or earlier clinical studies are not necessarily predictive of future results none of the product candidates we advance into clinical studies may have favorable results in later clinical studies or receive regulatory approval

Success in preclinical testing and early clinical studies does not ensure that later clinical studies will generate adequate data to demonstrate the efficacy and safety of an investigational drug or biologic. A number of companies in the pharmaceutical and biotechnology industries, including those with greater resources and experience, have suffered significant setbacks in Phase 3 clinical studies, even after seeing promising results in earlier clinical studies. We do not know whether any clinical studies we may conduct will demonstrate adequate efficacy and safety to result in regulatory approval to market any of our product candidates. If later stage clinical studies do not produce favorable results, our ability to achieve regulatory approval for any of our product candidates may be adversely impacted. Even if we believe that our product candidates have performed satisfactorily in preclinical testing and clinical studies, we may nonetheless fail to obtain FDA approval for our product candidates.

After the completion of our clinical studies, we cannot predict whether or when we will obtain regulatory approval to commercialize our product candidates and we cannot, therefore, predict the timing of any future revenue from these product candidates

Even if we achieve positive clinical results and file for regulatory approval, we cannot commercialize any of our product candidates until the appropriate regulatory authorities have reviewed and approved the applications for such product candidates. We cannot assure you that the regulatory agencies will complete their review processes in a timely manner or that we will obtain regulatory approval for any product candidate we develop. Satisfaction of regulatory requirements typically takes many years, is dependent upon the Type, complexity and novelty of the product and requires the expenditure of substantial resources. In addition, we may experience delays or rejections based upon additional government regulation from future legislation or administrative action or changes in FDA policy during the period of product development, clinical studies and FDA regulatory review.

Even if our product candidates receive regulatory approval, they may still face future development and regulatory difficulties

Even if US regulatory approval is obtained, the FDA may still impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly post-approval studies or post-market surveillance. For example, the label ultimately approved, if any, may include restrictions on use. Further, the FDA may require that long-term safety data may need to be obtained as a post-market requirement. Our product candidates will also be subject to ongoing FDA requirements governing the labeling, packaging, storage, distribution, safety surveillance, advertising, promotion, recordkeeping and reporting of safety and other post-market information. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with current good manufacturing practices or and regulations. If we or a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing. If we, our product candidates or the manufacturing facilities for our product candidates fail to comply with applicable regulatory requirements, a regulatory agency may:

●	issue warning letters or untitled letters;

●	seek an injunction or impose civil or criminal penalties or monetary fines;

●	suspend or withdraw regulatory approval;

●	suspend any ongoing clinical studies;

●	refuse to approve pending applications or supplements to applications filed by us;

●	suspend or impose restrictions on operations, including costly new manufacturing requirements; or

●	seize or detain products, refuse to permit the import or export of products, or require us to initiate a product recall.

The occurrence of any event or penalty described above may inhibit our ability to commercialize our products and generate revenue.

The Asset Purchase Agreement includes contingent payments that link the amount of consideration paid by us as consideration for the PRP assets to the development of AB101 which could decrease our working capital

We agreed to pay contingent consideration up to a maximum of $44,000,000 for any of the following events that occur within five years of the Asset Purchase: (i) $2,000,000, if and when we initiate Phase 2b clinical studies for AB101; (ii) $2,000,000, if we license AB101 to a commercial pharmaceutical company; (iii) $5,000,000, if and when we initiate Phase 3 clinical studies for AB101; (iv) $10,000,000, if and when the FDA or EMEA approves the marketing and sale of AB101; and (v) $25,000,000, if and when the cumulative sales of AB101 in a 12 month period exceeds $500,000,000.  These contingent payments could reduce the amount of capital we have available to us to expand our business or develop our other product lines.

New legal and regulatory requirements could make it more difficult for us to obtain approvals for our product candidates and could limit or make more burdensome our ability to commercialize any approved products

New federal legislation or regulatory requirements could affect the requirements for obtaining regulatory approvals of our product candidates or otherwise limit our ability to commercialize any approved products or subject our products to more rigorous post-approval requirements. For example, the FDA Amendments Act of 2007, or FDAAA, granted the FDA new authority to impose post-approval clinical study requirements, require safety-related changes to product labeling and require the adoption of risk management plans, referred to in the legislation as risk evaluation and mitigation strategies, or REMS. The REMS may include requirements for special labeling or medication guides for patients, special communication plans to health care professionals, and restrictions on distribution and use. Pursuant to the FDAAA, if the FDA makes the requisite findings, it might require that a new product be used only by physicians with specified specialized training, only in specified designated health care settings, or only in conjunction with special patient testing and monitoring. The legislation also included the following: requirements for providing the public information on ongoing clinical studies through a clinical study registry and for disclosing clinical study results to the public through such registry; renewed requirements for conducting clinical studies to generate information on the use of products in pediatric patients; and substantial new penalties, for example, for false or misleading consumer advertisements. Other proposals have been made to impose additional requirements on drug approvals, further expand post-approval requirements, and restrict sales and promotional activities. The new legislation, and the additional proposals if enacted, may make it more difficult or burdensome for us to obtain approval of our product candidates, any approvals we receive may be more restrictive or be subject to onerous post-approval requirements, our ability to successfully commercialize approved products may be hindered and our business may be harmed as a result.

If any of our product candidates for which we receive regulatory approval does not achieve broad market acceptance, the revenue that we generate from its sales, if any, will be limited

The commercial success of our product candidates for which we obtain marketing approval from the FDA or other regulatory authorities will depend upon the acceptance of these products by the medical community, including physicians, patients and health care payers. The degree of market acceptance of any of our approved products will depend on a number of factors, including:

●	demonstration of clinical safety and efficacy compared to other products;

●	the prevalence and severity of any adverse effects;

●	limitations or warnings contained in a product’s FDA-approved labeling;

●	availability of alternative treatments;

●	pricing and cost-effectiveness;

●	the effectiveness of our or any future collaborators’ sales and marketing strategies;

●	our ability to obtain and maintain sufficient third-party coverage or reimbursement from government health care programs, including Medicare and Medicaid; and

●	the willingness of patients to pay out-of-pocket in the absence of third-party coverage.

If our product candidates are approved, but do not achieve an adequate level of acceptance by physicians, health care payers and patients, we may not generate sufficient revenue from these products, and we may not become or remain profitable. In addition, our efforts to educate the medical community and third-party payers on the benefits of our product candidates may require significant resources and may never be successful.

Recently enacted and future legislation or regulatory reform of the health care system in the US and foreign jurisdictions may affect our ability to sell our products profitably

Our ability to commercialize our future products successfully, alone or with collaborators, will depend in part on the extent to which reimbursement for the products will be available from government and health administration authorities, private health insurers and other third-party payers. The continuing efforts of the US and foreign governments, insurance companies, managed care organizations and other payers of health care services to contain or reduce health care costs may adversely affect our ability to set prices for our products which we believe are fair, and our ability to generate revenues and achieve and maintain profitability.

Specifically, in both the US and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably. In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively, the Health Care Reform Law, a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for healthcare and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms.

We will not know the full effects of the Health Care Reform Law until applicable federal and state agencies issue regulations or guidance under the new law. Although it is too early to determine the effect of the Health Care Reform Law, the new law appears likely to continue the pressure on pharmaceutical pricing, especially under the Medicare program, and also may increase our regulatory burdens and operating costs. We expect further federal and state proposals and health care reforms to continue to be proposed by legislators, which could limit the prices that can be charged for the products we develop and may limit our commercial opportunity.

Also in the US, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, also called the Medicare Modernization Act, or MMA, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sales prices for drugs. In addition, this legislation authorized Medicare Part D prescription drug plans to use formularies where they can limit the number of drugs that will be covered in any therapeutic class. As a result of this legislation and the expansion of federal coverage of drug products, we expect that there will be additional pressure to contain and reduce costs. These cost reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for any approved products and could seriously harm our business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates, and any reduction in reimbursement that results from the MMA may result in a similar reduction in payments from private payors.

The continuing efforts of government and other third-party payors to contain or reduce the costs of health care through various means may limit our commercial opportunity. It will be time-consuming and expensive for us to go through the process of seeking reimbursement from Medicare and private payors. Our products may not be considered cost-effective, and government and third-party private health insurance coverage and reimbursement may not be available to patients for any of our future products or sufficient to allow us to sell our products on a competitive and profitable basis. Our results of operations could be adversely affected by the MMA, the Health Care Reform Law, and additional prescription drug coverage legislation, by the possible effect of this legislation on amounts that private insurers will pay and by other health care reforms that may be enacted or adopted in the future. In addition, increasing emphasis on managed care in the US will continue to put pressure on the pricing of pharmaceutical products. Cost control initiatives could decrease the price that we or any potential collaborators could receive for any of our future products and could adversely affect our profitability.

In some foreign countries, including major markets in the European Union and Japan, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take six to 12 months or longer after the receipt of regulatory marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical study that compares the cost-effectiveness of our product candidates to other available therapies. Such pharmacoeconomic studies can be costly and the results uncertain. Our business could be harmed if reimbursement of our products is unavailable or limited in scope or amount or if pricing is set at unsatisfactory levels.

We face potential product liability exposure, and, if successful claims are brought against us, we may incur substantial liability

The use of our product candidates in clinical studies and the sale of any products for which we obtain marketing approval expose us to the risk of product liability claims. Product liability claims might be brought against us by consumers, health care providers, pharmaceutical companies or others selling or otherwise coming into contact with our products. If we cannot successfully defend ourselves against product liability claims, we could incur substantial liabilities. In addition, regardless of merit or eventual outcome, product liability claims may result in:

●	impairment of our business reputation;

●	withdrawal of clinical study participants;

●	costs of related litigation;

●	distraction of management’s attention from our primary business;

●	substantial monetary awards to patients or other claimants;

●	the inability to commercialize our product candidates; and

●	decreased demand for our product candidates, if approved for commercial sale.

Our product liability insurance coverage for our clinical studies may not be sufficient to reimburse us for all expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive, and, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. If and when we obtain marketing approval for any of our product candidates, we intend to expand our insurance coverage to include the sale of commercial products; however, we may be unable to obtain this product liability insurance on commercially reasonable terms. On occasion, large judgments have been awarded in class action lawsuits based on drugs that had unanticipated adverse effects. A successful product liability claim or series of claims brought against us could cause our stock price to decline and, if judgments exceed our insurance coverage, could decrease our cash and adversely affect our business.

If we use hazardous and biological materials in a manner that causes injury or violates applicable law, we may be liable for damages

Our research and development activities involve the controlled use of potentially hazardous substances, including toxic chemical and biological materials. We could be held liable for any contamination, injury or other damages resulting from these hazardous substances. In addition, our operations produce hazardous waste products.  While third parties are responsible for disposal of our hazardous waste, we could be liable under environmental laws for any required cleanup of sites at which our waste is disposed. Federal, state, foreign and local laws and regulations govern the use, manufacture, storage, handling and disposal of these hazardous materials. If we fail to comply with these laws and regulations at any time, or if they change, we may be subject to criminal sanctions and substantial civil liabilities, which may harm our business. Even if we continue to comply with all applicable laws and regulations regarding hazardous materials, we cannot eliminate the risk of accidental contamination or discharge and our resultant liability for any injuries or other damages caused by these accidents.

Any failure by our third-party manufacturers on which we rely to produce our preclinical and clinical drug supplies and on which we intend to rely to produce commercial supplies of any approved product candidates may delay or impair our ability to commercialize our product candidates

We intend to rely upon a small number of third-party manufacturers and active pharmaceutical ingredient formulators for the manufacture of our material for preclinical and clinical testing purposes and intend to continue to do so in the future. We also expect to rely upon third parties to produce materials required for the commercial production of our product candidates if we succeed in obtaining necessary regulatory approvals. If we are unable to arrange for third-party manufacturing sources, or do so on commercially unreasonable terms, we may not be able to complete development of our product candidates or market them.

Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured product candidates ourselves, including reliance on the third party for regulatory compliance and quality assurance, the possibility of breach of the manufacturing agreement by the third party because of factors beyond our control (including a failure to synthesize and manufacture our product candidates in accordance with our product specifications) and the possibility of termination or nonrenewal of the agreement by the third party, based on its own business priorities, at a time that is costly or damaging to us. In addition, the FDA and other regulatory authorities require that our product candidates be manufactured according to current good manufacturing practices and similar foreign standards. Any failure by our third-party manufacturers to comply with current good manufacturing practices or failure to scale up manufacturing processes, including any failure to deliver sufficient quantities of product candidates in a timely manner, could lead to a delay in, or failure to obtain, regulatory approval of any of our product candidates. In addition, such failure could be the basis for action by the FDA to withdraw approvals for product candidates previously granted to us and for other regulatory action, including recall or seizure, total or partial suspension of production or injunction.

We rely on our manufacturers to purchase from third-party suppliers the materials necessary to produce our product candidates for our clinical studies. There are a small number of suppliers for certain capital equipment and raw materials that we use to manufacture our drugs. Such suppliers may not sell these raw materials to our manufacturers at the times we need them or on commercially reasonable terms. We do not have any control over the process or timing of the acquisition of these raw materials by our manufacturers. Moreover, we currently do not have any agreements for the commercial production of these raw materials. Although we generally do not begin a clinical study unless we believe we have a sufficient supply of a product candidate to complete the clinical study, any significant delay in the supply of a product candidate or the raw material components thereof for an ongoing clinical study due to the need to replace a third-party manufacturer could considerably delay completion of our clinical studies, product testing and potential regulatory approval of our product candidates. If our manufacturers or we are unable to purchase these raw materials after regulatory approval has been obtained for our product candidates, the commercial launch of our product candidates would be delayed or there would be a shortage in supply of such product candidates, which would impair our ability to generate revenues from the sale of our product candidates.

Because of the complex nature of our compounds, our manufacturers may not be able to manufacture our compounds at a cost or in quantities or in a timely manner necessary to make commercially successful products. If we successfully commercialize any of our drugs, we may be required to establish large-scale commercial manufacturing capabilities. In addition, as our drug development pipeline increases and matures, we will have a greater need for clinical study and commercial manufacturing capacity. We have no experience manufacturing pharmaceutical products on a commercial scale and some of these suppliers will need to increase their scale of production to meet our projected needs for commercial manufacturing, the satisfaction of which on a timely basis may not be met.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate any revenue

We do not currently have an organization for the sales, marketing and distribution of pharmaceutical products and the cost of establishing and maintaining such an organization may exceed the cost-effectiveness of doing so. In order to market any products that may be approved by the FDA, we must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable. We will be competing with many companies that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, we may be unable to compete successfully against these more established companies.

Guidelines and recommendations published by various organizations may adversely affect the use of any products for which we may receive regulatory approval

Government agencies issue regulations and guidelines directly applicable to us and to our product candidates. In addition, professional societies, practice management groups, private health or science foundations and organizations involved in various diseases from time to time publish guidelines or recommendations to the medical and patient communities. These various sorts of recommendations may relate to such matters as product usage and use of related or competing therapies. For example, organizations like the American Heart Association have made recommendations about therapies in the cardiovascular therapeutics market. Changes to these recommendations or other guidelines advocating alternative therapies could result in decreased use of any products for which we may receive regulatory approval, which may adversely affect our results of operations.

Our management team is incomplete and we rely on our Chief Executive Officer and Chief Financial Officer

Our management team is incomplete and we are continuing to search for and recruit managers for our business. Currently, we rely on our Chief Executive Officer  and Chief Financial Officer.  There can be no assurance that we will be able to find and successfully recruit qualified managers. If we lose our Chief Executive Officer and Chief Financial Officer or cannot recruit additional qualified managers, we are unlikely to have success in developing and commercializing our drug development assets.

Risks Related to Our Intellectual Property

If our or our licensors’ patent positions do not adequately protect our product candidates or any future products, others could compete with us more directly, which would harm our business

Our commercial success will depend in part on our and our licensors’ ability to obtain additional patents and protect our existing patent positions, particularly those patents for which we have secured exclusive rights, as well as our ability to maintain adequate protection of other intellectual property for our technologies, product candidates and any future products in the US and other countries. If we or our licensors do not adequately protect our intellectual property, competitors may be able to use our technologies and erode or negate any competitive advantage we may have, which could materially harm our business, negatively affect our position in the marketplace, limit our ability to commercialize our product candidates and delay or render impossible our achievement of profitability. The laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the US, and we may encounter significant problems in protecting our proprietary rights in these countries.

The patent positions of biotechnology and pharmaceutical companies, including our patent position, involve complex legal and factual questions, and, therefore, validity and enforceability cannot be predicted with certainty. Patents may be challenged, deemed unenforceable, invalidated or circumvented. We and our licensors will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies, product candidates and any future products are covered by valid and enforceable patents or are effectively maintained as trade secrets.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

●	we or our licensors were the first to make the inventions covered by each of our pending patent applications;

●	we or our licensors were the first to file patent applications for these inventions;

●	others will not independently develop similar or alternative technologies or duplicate any of our technologies;

●	any of our or our licensors’ pending patent applications will result in issued patents;

●	any of our or our licensors’ patents will be valid or enforceable;

●
any patents issued to us or our licensors and collaborators will provide a basis for commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties;

●	we will develop additional proprietary technologies or product candidates that are patentable; or

●	the patents of others will not have an adverse effect on our business.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information

We rely on trade secrets to protect our proprietary know-how and technological advances, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. Costly and time-

consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. Failure to obtain or maintain trade secret protection could enable competitors to use our proprietary information to develop products that compete with our products or cause additional, material adverse effects upon our competitive business position.

Our current patent positions and license portfolio may not include all patent rights needed for the full development and commercialization of our product candidates. We cannot be sure that patent rights we may need in the future will be available for license to us on commercially reasonable terms, or at all

We typically develop our product candidates using compounds that we have in-licensed, including their original composition of matter patents and patents that claim the activities and methods for such compounds’ production and use to the extent known at that time. As we learn more about the mechanisms of action and new methods of manufacture and use of these product candidates, we may file additional patent applications for these new inventions or we may need to ask our licensors to file them. We may also need to license additional patent rights or other rights on compounds, treatment methods or manufacturing processes because we learn that we need such rights during the continuing development of our product candidates.

Although our patents may prevent others from making, using or selling similar products, they do not ensure that we will not infringe the patent rights of third parties. We may not be aware of all patents or patent applications that may impact our ability to make, use or sell any of our product candidates or proposed product candidates. For example, because we sometimes identify the mechanism of action or molecular target of a given product candidate after identifying its composition of matter and therapeutic use, we may not be aware until the mechanism or target is further elucidated that a third party has an issued or pending patent claiming biological activities or targets that may cover our product candidate. US patent applications filed after November 29, 2000 are confidential in the US Patent and Trademark Office for the first 18 months after such applications’ earliest priority date, and patent offices in other countries often publish patent applications for the first time six months or more after filing. Furthermore, we may not be aware of published or granted conflicting patent rights. Any conflicts resulting from patent applications and patents of others could significantly reduce the coverage of our patents and limit our ability to obtain meaningful patent protection. If others obtain patents with conflicting claims, we may need to obtain licenses to these patents or to develop or obtain alternative technology.

We may not be able to obtain any licenses or other rights to patents, technology or know-how from third parties necessary to conduct our business as described in this report and such licenses, if available at all, may not be available on commercially reasonable terms. Any failure to obtain such licenses could delay or prevent us from developing or commercializing our drug candidates or proposed product candidates, which would harm our business. Litigation or patent interference proceedings may be necessarily brought against third parties, as discussed below, to enforce any of our patents or other proprietary rights or to determine the scope and validity or enforceability of the proprietary rights of such third parties.

Litigation regarding patents, patent applications and other proprietary rights may be expensive and time consuming. If we are involved in such litigation, it could cause delays in bringing product candidates to market and harm our ability to operate

Our commercial success will depend in part on our ability to manufacture, use, sell and offer to sell our product candidates and proposed product candidates without infringing patents or other proprietary rights of third parties. Although we are not currently aware of any litigation or other proceedings or third-party claims of intellectual property infringement related to our product candidates, the pharmaceutical industry is characterized by extensive litigation regarding patents and other intellectual property rights. Other parties may obtain patents in the future and allege that the use of our technologies infringes these patent claims or that we are employing their proprietary technology without authorization. Likewise, third parties may challenge or infringe upon our or our licensors’ existing or future patents.  Proceedings involving our patents or patent applications or those of others could result in adverse decisions regarding the patentability of our inventions relating to our product candidates or the enforceability, validity or scope of protection offered by our patents relating to our product candidates.

Even if we are successful in these proceedings, we may incur substantial costs and divert management time and attention in pursuing these proceedings. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time-consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have our patents declared invalid, we may incur substantial monetary damages; encounter significant delays in bringing our product candidates to market; or be precluded from participating in the manufacture, use or sale of our product candidates or methods of treatment requiring licenses.

If our patent and other intellectual property protection is inadequate, our sales and profits could suffer or competitors could force our products completely out of the market

Patents which prevent the manufacture or sale of our products may be issued to others.  We may have to license those patents and pay significant fees or royalties to the owners of the patents in order to keep marketing our products.  This would cause profits on sales to suffer.

We have been granted patents or licensed patents in the US, but patent applications that have been, or may in the future be, filed by us may not result in the issuance of additional patents.  The scope of any patent issued may not be sufficient to protect our technology.  The laws of foreign jurisdictions in which we intend to sell our products may not protect our rights to the same extent as the laws of the US.

In addition to patent protection, we also rely on trade secrets, proprietary know-how and technology advances.  We enter into confidentiality agreements with our employees and others, but these agreements may not be effective in protecting our proprietary information.  Others may independently develop substantially equivalent proprietary information or obtain access to our know-how.  Litigation, which is expensive, may be necessary to enforce or defend our patents or proprietary rights and may not end favorably for us.  We may also choose to initiate litigation against other parties who we come to believe are infringing these patents.  If such litigation is unsuccessful or if the patents are invalidated or canceled, we may have to write off the related intangible assets and such an event could significantly reduce our earnings.  Any of our licenses, patents or other intellectual property may be challenged, invalidated, canceled, infringed or circumvented and may not provide any competitive advantage to us.

Risks Related to Our Common Stock

There is a limited trading market for our common stock, which could make it difficult for you to liquidate an investment in our common stock, in a timely manner

Our common stock is currently traded on the OTC Bulletin Board.  Because there is a limited public market for our common stock, you may not be able to liquidate your investment when you want.  We cannot assure you that an active trading market for our common stock will ever develop.  The lack of an active public trading market means that you may not be able to sell your shares of common stock when you want, thereby increasing your market risk.  Until our common stock is listed on an Exchange, we expect that it will continue to be listed on the OTC Bulletin Board.  However, an investor may find it difficult to obtain accurate quotations regarding the common stock’s market value.  In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors.  Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.

If securities analysts do not publish research or reports about our business or if they downgrade us or our sector, the price of our common stock could decline

The trading market for our common stock will depend in part on research and reports that industry or financial analysts publish about us or our business.  We do not control these analysts.  Furthermore, if one or more of the analysts who cover us downgrades us or the industry in which we operate or the stock of any of our competitors, the price of our common stock will probably decline.  If one or more of these analysts ceases coverage altogether, we could lose visibility, which could also lead to a decline in the price of the common stock.

We cannot assure you that our common stock will become listed on a securities exchange and the failure to do so may adversely affect your ability to dispose of our common stock in a timely fashion

We plan to seek listing of our common stock on the NYSE MKT or a Nasdaq exchange as soon as reasonably practicable.  We may not currently meet the initial listing standards of any of those exchanges or any other stock exchange, and cannot assure you when or if we will meet the listing standards, or that we will be able to maintain a listing of the common stock on any stock exchange.

The market price and trading volume of our common stock may be volatile, which may adversely affect its market price

The market price of our common stock could be subject to significant fluctuations due to factors such as:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	limited trading activity;

●
the success or failure of our operating strategies and our perceived prospects; realization of any of the risks described in this section; failure to be covered by securities analysts or failure to meet the expectations of securities analysts;

●	a decline in the stock prices of peer companies; and

●	a discount in the trading multiple of our common stock relative to that of common stock of certain of our peer companies due to perceived risks associated with our smaller size.

As a result, shares of our common stock may trade at prices significantly below the price you paid to acquire them. Furthermore, declines in the price of our common stock may adversely affect our ability to conduct future offerings or to recruit and retain key employees, including our managing directors and other key professional employees.

Your interest in us may be diluted if we issue additional shares of common stock

In general, stockholders do not have preemptive rights to any common stock issued by us in the future.  Therefore, stockholders may experience dilution of their equity investment if we issue additional shares of common stock in the future, including shares issuable under equity incentive plans, or if we issue securities that are convertible into shares of our common stock. We currently have outstanding convertible promissory notes that we expect to convert into common stock in future financings in accordance with their terms.  We intend to raise financing in the future by issuing common stock.

Our common stock may be considered a “penny stock”

Trades of our common stock are subject to Rule 15g-9 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors.  For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has other rules that regulate broker/dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on a national securities exchange, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of the foregoing, investors may find it difficult to sell their shares.

We have no current plan to pay dividends on our common stock and investors may lose the entire amount of their investment

We have no current plans to pay dividends on our common stock.  Therefore, investors will not receive any funds absent a sale of their shares.  We cannot assure investors of a positive return on their investment.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations of contain forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Report. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with Antria Delaware’s financial statements and related notes filed as an exhibit to this Current Report on Form 8-K.

Background

On January 31, 2013, the Company completed its acquisition of Antria Delaware though the purchase of all of the issued and outstanding Antria Delaware Capital Stock and the assumption of all of the options, warrants and convertible securities of Antria Delaware.  As a result of the Reverse Merger, Antria Delaware become a wholly owned subsidiary of the Company and the Company assumed the business and operations of Antria Delaware.  Following the Reverse Merger, the business of Antria Delaware constitutes all of the Company’s operations, and excludes the prior operations of the Company.  We respect to this discussion, the terms “Antria Delaware”, the “Company”, “we”, “us” and “our” refer to AntriaBio Delaware, Inc.

Overview

Antria Delaware was established in 2010 with the mission to develop and introduce new therapies for the diabetes market. Our strategy is to combine proprietary sustained release formulation capabilities with known pharmaceutical agents and FDA-approved delivery technologies to produce differentiated, patent-protected products that provide significant benefits to patients and physicians. We believe that this strategy increases the likelihood of clinical and commercial success as well as reduces safety concerns, approval risks and development costs. As the first step in effectuating this approach, we purchased the operating and intellectual property assets of PRP out of bankruptcy to develop AB101, a long acting basal insulin injection for patients with Type 1 and Type 2 diabetes.  As part of the acquisition, we agreed to pay $400,000 and certain contingent consideration up to a maximum of $44,000,000 should any of the following events occur within five years of the Asset Purchase: (i) $2,000,000, if and when we initiate Phase 2b clinical studies for AB101; (ii) $2,000,000, if we license AB101 to a commercial pharmaceutical company; (iii) $5,000,000, if and when we initiate Phase 3 clinical studies for AB101; (iv) $10,000,000, if and when the FDA or EMEA approves the marketing and sale of AB101; and (v) $25,000,000, if and when the cumulative sales of AB101 in a 12 month period exceeds $500,000,000.

Adopting AntriBio Inc.'s Fiscal Year End

AntriBio, Inc. has a fiscal year end of June 30th.  We are assuming AntriBio, Inc.'s fiscal year end going forward.

Plan of Operation
Since our inception, we have been focused on raising capital to fund our initial operations and the acquisition of the PRP assets. Now that the acquisition is complete, we plan on executing on our plans to study AB101 in the clinic and develop our product pipeline. Our objective is to demonstrate that AB101 is non-inferior to Lantus in terms of safety and efficacy. As a precursor to clinical studies, in 2013 we will study the pharmacokinetics and pharmacodynamics of AB101 in two animal species. We are currently making preparations to fill and finish preclinical AB101 material that was preserved and acquired from PRP. While we believe that the material should be sufficient both in terms of quality and quantity, to the extent that we determine that the existing material is lacking, we will have to produce new AB101 supplies which will delay our studies by as much as 12-18 months. Further, we believe that we have enough AB101 clinical material to support our Phase 1 trial, but we anticipate needing additional material for our Phase 2 study. In 2014 we plan on making new supplies of  AB101 clinical material to support the Phase 2 study and follow-on studies.

If our preclinical studies are successful, we will conduct two clinical trials outside the US in approximately 60-70 patients to determine the safety, dose and indications of efficacy of AB101. The first study we intend to conduct is a Phase 1 single ascending dose safety/pharmacokinetics/pharmacodynamics study in 10-20 patients with Type 1 diabetes. In this trial, individuals will receive a single dose of subcutaneously injected AB101 and the primary outcome is the presence of hyperglycemic episodes, if any. We plan to initiate this study in 2H 2013 and have final results by the end of 1Q 2014. The second study will be a  Phase 2, randomized, double-blinded trial in approximately 50 Type 1 diabetes patients to compare the glucose-lowering effect of AB101 with that of Lantus. We plan on initiating this study in 4Q 2014 and have final results by the end of 2Q 2015. Following these successful initial trials, we will seek approval for AB101 in various jurisdictions including in the US where we would conduct new Phase 1 and 2 studies in 2015 and then commence larger Phase 3 trials in 2016 to be completed by 2H 2017. We would file an NDA in 2017.

Results of Operations

Revenues - We are a development stage enterprise and have not yet generated any revenues.

Expenses – Operating expenses for the nine months ended September 30, 2012 and 2011 were $770,783 and $287,475, respectively.  Operating expenses for the year ended December 31, 2011 were $392,976 which represents a full year of expenses for setting up the development stage entity.  The operating expenses from March 24, 2010 to December 31, 2010 were $238,378.  Interest expense for the nine months ended September 30, 2012 and 2011 were $299,642 and $121,249, respectively, which is interest on debt issued in the development stage.  Interest expense was $204,350 and $62,211 for the year ended December 31, 2011 and the period from March 24, 2010 to December 31, 2010, respectively.

Factors impacting our Results Operations

We have not generated any revenues since our inception in March 2010.   Since inception, we have engaged in organizational activities, conducted private placements which raised additional capital, began establishing our management team and entered into an Asset Purchase Agreement to acquire all of PRP’s operating and intellectual property assets.

We expect to raise additional capital in the near future in order to accelerate our research and development activities for our leading product candidate.  We cannot assure you that we will secure such financing or that it will be adequate to execute our business strategy.  Even if we obtain this financing, it may be costly and may require us to agree to covenants or other provisions that will favor new investors over our existing stockholders.  Due to the time required to conduct clinical trials and obtain regulatory approval for any of our product candidates, we anticipate it will be some time before we generate substantial revenues, if ever.  We expect to generate operating losses for the foreseeable future, but intend to limit the extent of these losses by entering into collaboration agreements with strategic partners.

We expect our general and administrative expenses as well as our research and development expenses to increase substantially in 2013 as a result of becoming a public company and beginning our clinical testing and research activities.  Among other things, we expect expenses such as legal and accounting fees, directors’ and officers’ liability insurance premiums and directors; fees to increase significantly.   We also expect payroll expenses and research and development expenses to increase as we begin to manufacture AB101 and conduct research and development on our pipeline product candidates.

Liquidity and Capital Resources

We currently have approximately $919,000 cash on hand. In the first half of 2013 we anticipate raising $5,000,000 to $10,000,000 to fund our ongoing operations including hiring additional personnel, leasing a manufacturing facility, acquiring certain equipment and commencing clinical trials.

To fund our operations, we have outstanding bridge loan notes and convertible notes (collectively, the “Convertible Notes”) issued pursuant to private placements conducted by Antria Delaware between 2010 and 2012.  The Convertible Notes have an aggregate outstanding principal amount of $3,732,500.  The interest rate on the Convertible Notes is between 8% and 12% and each note is convertible into common shares of Antria Delaware upon a qualified financing.  $562,500 of the 2010 Convertible Notes and $875,000 of the 2011 Convertible Notes are payable on demand.  The remaining Convertible Notes remain outstanding and mature at various dates through the first quarter of 2014.  We have not received any demand for the payment under the Convertible Notes.

Going Concern

The continuation of our business is dependent upon obtaining further financing, acquiring a new business and achieving a break even or profitable level of operations in that new business. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current or future stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.  There are no assurances that we will be able to obtain additional financing through private placements and/or bank financing or other means necessary to support our working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us.  These conditions raise substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We had no off-balance sheet transactions.
PROPERTIES

Our corporate headquarters are located at 890 Santa Cruz Avenue, Menlo Park, California.  In the first half of 2013 we plan on leasing a manufacturing facility in the Denver, Colorado area.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Board of Directors and Officers

Each director is elected until our next annual meeting and until his or her successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board. The Board may also appoint additional directors up to the maximum number permitted under the bylaws. A director so chosen or appointed will hold office until the next annual meeting of stockholders.

Each executive officer serves at the discretion of the Board and holds office until his or her successor is elected or until his or her earlier resignation or removal in accordance with our certificate of incorporation and bylaws.

We do not presently have an audit committee, compensation committee or nominating or corporate governance committee as all such matters are considered by the entirety of the Board.

Beneficial Ownership

The following table sets forth, as of the date of this Current Report on Form 8-K and giving effect to the Reverse Merger, certain information regarding the beneficial ownership of our common stock, the only class of securities we have currently outstanding, of (i) each director and named executive officers individually, (ii) all directors and named executive officers as a group, and (iii) each person known to us who is known to be the beneficial owner of more than 5% of our common stock.  We have used 44,916,667 shares outstanding to calculate percent ownership.  We have not included the Convertible Notes on an as-converted basis in the outstanding number of shares.  In accordance with the rules of the SEC, “beneficial ownership” includes voting or investment power with respect to securities.  To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Shares of Common Stock		Percentage of Class
	Beneficially Owned		Beneficially Owned
Name and Address of Beneficial Owner	Immediately Prior to Completion of the Reverse Merger	Immediately Following the Completion of the Reverse Merger	Immediately Prior to Completion of the Reverse Merger	Immediately Following the Completion of the Reverse Merger

Tungsten 74, LLC (1) 464 Gorge Road, #3E Cliffside Park, NJ 07910	19,890,000	-	80.8%	-

Chromium 24, LLC (2) 135 East 18th St. New York, NY 10003	1,597,074	1,597,074	6.4%	3.5%

EU One Group, LLC (3) L' Estoril, 31 Avenue Princesse Grace MC 98000, Monaco	-	20,000,000	-	44.5%

Sankaram Mantripragada 999 18th Street, Suite 3000 Denver, CO 80202	-	6,500,000 (5)	-	14.4%

Konus Advisory Group, Inc. 890 Santa Cruz Avenue Menlo Park, CA 94025	-	4,000,000	-	8.9%

Hoyoung Huh 890 Santa Cruz Avenue Menlo Park, CA 94025	-	5,666,667 (4)(5)		12.6%

Theodore Kalem 620 W 42nd Street, Apt 49A New York, NY 10036	-	2,392,000	-	5.3%

Nickolay Kukekov 890 Santa Cruz Avenue Menlo Park, CA 94025	-	2,392,000	-	5.3%

Steve R. Howe 999 18th Street, Suite 3000 Denver, CO 80202	-	1,000,000 (5)(6)	-	2.23%

Nevan C. Elam 890 Santa Cruz Avenue Menlo Park, CA 94025	-	5,750,000 (4)(5)	-	12.8%

All current executives officers and directors as a group (5 persons)	-	17,308,667	-	38.5%

(1)
Tungsten 74, LLC is New York limited liability company that is controlled by Viacheslav Kriventsov.  Mr. Kriventsov has sole voting and investment over these securities. Dr. Nickolay Kukekov, our former Chief Executive officer and current director is a non-controlling member of Tungsten 74, LLC, and disclaims beneficial ownership in Tungsten 74, LLC except to the extent of his pecuniary interest therein.

(2)
Chromium 24, LLC is a Delaware limited liability company that is  controlled by John Kalem.  Mr. Kalem has sole voting and investment control over these securities. Dr. Nickolay Kukekov is a non-controlling member of Chromium 24, LLC, and disclaims beneficial ownership in Chromium 24, LLC except to the extent of his pecuniary interest therein.

(3)	EU One Group, LLC is a Nevis limited liability company. Philippe Feller has sole voting and investment power with respect to these EU One Group, LLC shares.

(4)
Includes shares beneficially owned by Konus Advisory Group, Inc. Konus Advisory Group, Inc. is a Delaware corporation company in which Hoyoung Huh and Nevan Elam, members of our Board have shared voting and investment power with respect to these Konus Advisory Group, Inc. shares.

(5)	Includes the vested portion of the options granted by Antria Delaware that were assumed by the Company in connection with the Reverse Merger.

(6)
On January 30, 2013, Antria Delaware granted Mr. Howe an option to purchase up to 2,000,000 shares of Antria Delaware common stock.  Pursuant to the terms of the option, 1,000,000 of the shares issuable upon the exercise of the option vested immediately on the grant date.  Pursuant to the terms of a separation agreement entered into between Mr. Howe and his wife in October, 2012, Mrs. Howe is entitled to 50% of the 2,000,000 shares of common stock issuable upon the exercise of Mr. Howe's option.  Mr. Howe will transfer to Mrs. Howe the vested portion of the option (the option to purchase 1,000,000 shares of our common stock) pursuant to a domestic relations order, over which he disclaims any beneficial ownership or pecuniary interest.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our directors and executive officers as of the effectiveness of the Reverse Merger.  Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder require the mailing of certain information to our stockholders of record at least ten (10) days prior to the date of a change in a majority of our directors, if such change is not effected at a meeting of our stockholders.  We mailed our Rule 14f-1 information statement to our stockholders on January 14, 2013.  Upon the closing of the Reverse Merger, Dr. Nickolay Kukekov resigned as our Chief Executive Officer and the designees of Antria Delaware were appointed to serve on the Board.  Dr. Kukekov will continue to serve as a member of the Board.

Executive officers are appointed by the Board.  Each executive officer holds his or her office until he or she resigns, is removed by the Board or his or her successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his or her office until his or her successor is elected and qualified or his or her earlier resignation or removal.

Name	Age	Titles
Steve R. Howe	60	Executive Chairman and Director
Nevan C. Elam	45	President, Chief Executive Officer and Director
Sankaram Mantripragada, Ph.D.	54	Chief Scientific Officer
Hoyoung Huh, Ph.D.	43	Director
Nickolay Kukekov, Ph.D.	39	Director

Set forth below is biographical information with respect to each of the aforementioned individuals.

Steve R. Howe.  Mr. Howe currently serves as the Executive Chairman of our Board. Prior to his service with our company, Mr. Howe served as the Chairman of Antria Delaware's board.  Mr. Howe also serves as a member of the board of Drywave Technologies, Inc.  Prior to his service with Antria Delaware, Mr. Howe served as Chairman of the Board and Chief Executive Officer of PR Pharmaceuticals from its formation in 1998 to 2010.  Mr. Howe was a founder of Micrel Limited, Inc., a privately held drug delivery company, and served as the Chief Executive Officer for Micrel from 1987 through 1998, when it merged into PR Pharmaceuticals.  Mr. Howe received his B.A. in Business Administration, with an emphasis on finance and accounting, from the University of Wyoming in 1974.  We believe that Mr. Howe’s extensive experience with pharmaceutical companies along with his finance and accounting experience qualifies him to serve on the Board.

Nevan C. Elam.  Mr. Elam serves as our President and Chief Executive Officer and as a Director of our Board.  Mr. Elam also currently serves as a Managing Director of Konus Advisory Group, Inc..  Prior to his service with Antria Delaware and Konus Advisory Group, Inc., Mr. Elam served as Chief Executive Officer and President of AeroSurgical Ltd., a medical device company operating out of Ireland.  Prior to his service with AeroSurgical Ltd., Mr. Elam was Head of the Pulmonary Business Unit and Senior Vice President of Nektar Therapeutics from April, 2007 through December 2008 and served as Nektar's Senior Vice President of Corporate Operations and General Counsel from January 2005 through April 2, 2007. From March 2004 through December 2004, Mr. Elam served as an Advisor to E2open, Inc. From February 2002 through March 2004, Mr. Elam served as Chief Financial Officer of E2open and from October 2000 to February 2002, he served as Vice President of Business and Corporate Development of E2open. Prior to E2open, Mr. Elam was a Partner in the corporate practice of the law firm of Wilson Sonsini Goodrich & Rosati, where he served for eight years. He serves as Director of Savara, Inc., AeroSurgical Ltd. and Aerogen Ltd. Mr. Elam received his Juris Doctorate from Harvard Law School and a Bachelors of Arts from Howard University.  We believe that Mr. Elam’s experience advising pharmaceutical companies of their unique legal and regulatory obligations qualifies him to serve on the Board.

Sankaram Mantripragada, Ph.D. Dr. Mantripragada serves as our Chief Scientific Officer.  Prior to his service with our company, Dr. Mantripragada served as the Chief Scientific Officer of Antria Delaware.  Prior to his service with Antria Delaware, Dr. Mantripragada served as VP of Research and Development of PR Pharmaceuticals from June 2005 until October 2009.  From October 2004 until June 2005, Dr. Mantripragada was an advisor to companies specializing in diabetes, cell-based therapies and cardiovascular diseases.  Dr. Mantripragada served as Director, Research and Development of Guidant Corporation, now part of Abbott Vascular, from September 2003 until October 2004.  Prior to that, he served as Director, Research and Development and Vice President, Scientific Development of SkyePharma from September 1992 until September 2003.  Prior to that, he was an Assistant Professor of Biochemistry at the University of Virginia, School of Medicine from January 1989 until September 1994.  Dr. Mantripragada obtained his Ph.D. in Molecular Biophysics from the Indian Institute of Science and completed a postdoctoral research program at the Max Planck Institute for Biophysical Chemistry in Germany.

Hoyoung Huh, M.D., Ph.D.  Dr. Huh serves as a director of our Board.  Dr. Huh is currently a Managing Director of Konus Advisory Group, Inc.  Prior to founding Konus Advisory Group, Inc., Dr. Huh was Chief Executive Officer of BiPar Sciences, Inc. In addition, Dr. Huh has been involved in the formation, management and board positions of multiple biotechnology and innovation-based companies. Dr. Huh currently serves as the Chairman of the Board of Geron Corporation as well as on the board of directors for Addex Therapeutics, ReSurge International and on the Presidential Advisory Council of the Berklee College of Music.  Dr. Huh holds an M.D. from Cornell University Medical College, a Ph.D. in Genetics/Cell Biology from the Cornell University/Sloan-Kettering Institute, and a Bachelor’s degree in biochemistry from Dartmouth College.  We believe that Dr. Huh’s medical experience and his experience working with pharmaceutical companies qualifies him to serve on the Board.

Nickolay Kukekov, Ph.D. Dr. Kukekov served as our Chief Executive Officer and member of the Board since September of 2012.  Upon the closing of the Reverse Merger, Dr. Kukekov resigned as our Chief Executive Officer.  Dr. Kukekov will continue to serve as a member of our Board.  Dr. Kukekov currently serves as the managing director of Highline Research Advisors.  Prior to forming Highline Research Advisors, a division of John Thomas Financial, Dr. Kukekov was the Managing Director of Healthcare Investment Banking at Summer Street Research from October 2010 to August 2012.  In September 2009, Dr. Kukekov was a co-founder of the Healthcare Investment Banking group at Gilford Securities.  From December 2007 to July 2009, Dr. Kukekov served as the managing director of Paramount BioCapital, where he ran the advisory, M & A and capital raising services for in-house private and public portfolio companies. Dr. Kukekov holds a Bachelor of Science degree in Molecular, Cellular and Developmental Biology from the University of Colorado at Boulder and a Ph.D. in Neuroscience from Columbia University, College of Physicians and Surgeons in New York.  We believe that Dr. Kukekov’s extensive capital raising and merger and acquisition qualifies him to serve on the Board.

Certain Legal Proceedings Involving Directors or Executive Officers

To the best of our knowledge, other than Mr. Howe, none of our officers or our directors have, during the last ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

PRP Bankruptcy

On November 14, 2008, PRP filed a voluntary petition for relief under Chapter 11 of Title 11 of the US Bankruptcy Code.  Mr. Howe served as the chief executive officer of PRP during the time the bankruptcy petition was filed.

Family Relationships

There are no family relationships among any of our officers or directors.

Board Committees

We do not currently have a separately designated audit, nominating or compensation committee. We intend, however, to establish such committees in the future.

Code of Ethics

The newly appointed members of our Board intend to adopt a Code of Ethics. However, no formal steps have been taken by the Board in this regard.

EXECUTIVE COMPENSATION

AntriaBio Summary Compensation Table

The following table shows for each of the two fiscal years of AntriaBio ended June 30, 2011 and 2012, respectively, compensation awarded or paid by AntriaBio to, or earned by our former named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (5) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Nir Bar Former President, Treasurer and Director (1)	2012 2011	- -	- -	- -	- -	- -	- -	- 24,500(1)	- 24,500 (1)
Guy Turnowski Former Secretary and Director (2)	2012 2011	- -	- -	- 500	- -	- -	- -	- -	- 500 (2)
Nickolay Kukekov Former CEO and current Director (3)	2012 2011	- -	- -	- -	- -	- -	- -	- -	- -

(1)
Mr. Bar was appointed to these positions on July 26, 2010 and resigned on September 15, 2012.  AntriaBio (Formerly Fits My Style Inc.) was a party to a website design consultation agreement, dated January 1, 2011, with beIT Visual Communications, an affiliate of Mr. Bar.  During August 2010, Mr. Bar was issued 490,000 shares of our common stock in consideration for the assignment of all of his rights in what is known as the Fits My Style products and invention.  The shares are valued at $0.05 per share.  Mr. Bar sold his shares of our common stock in a transaction on September 4, 2012, whereby Mr. Bar and other holders of our common stock sold 3,315,000 shares of our issued and outstanding common stock to Tungsten.

(2)
Mr. Turnowski was appointed to these positions on July 26, 2010 and resigned on September 4, 2012. During August 2010, Mr. Turnowski was issued 10,000 shares of our common stock in consideration for his services as an officer and director of the Company.  The shares are valued at $0.05 per share. Mr. Turnowski sold his shares of our common stock in a transaction on September 4, 2012, whereby Mr. Turnowski and other holders of our common stock sold 3,315,000 shares of our issued and outstanding common stock to Tungsten.

(3)	Dr. Kukekov was appointed to these positions on September 4, 2012. Dr. Kukekov did not receive any compensation for his service as our Chief Executive Officer and Director.

Antria Delaware Summary Compensation Table

The following table shows for each of the two fiscal years of AntriaBio ended December 31 2010 and 2011, respectively, compensation awarded or paid by AntriaBio Delaware to, or earned by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (5) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Nevan C. Elam Chief Executive Officer and Director (1)	2011 2010	- -	- -	- -	- -	- -	- -	- -	- -
Sankaram Mantripragada Chief Scientific Officer (2)	2011 2010	- -	- -	- -	- -	- -	- -	31,000 35,000	31,000 35,000
Steve R. Howe Executive Chairman and Director (3)	2011 2010	- -	- -	- -	- -	- -	- -	40,810 44,750	40,810 44,750

(1)	Mr. Elam was appointed to these positions on June 1, 2012. Prior to June 1, 2012, no compensation had been paid to Mr. Elam.

(2)
Dr. Mantripragada entered into an employment agreement on April 1, 2012.  Prior to the employment agreement, consulting fees were paid to Dr. Mantripragada for services performed for Antria Delaware for the years ended December 31, 2011 and 2010.

(3)
Mr. Howe entered into an employment agreement on April 1, 2012.  Prior to the employment agreement, consulting fees were paid to Mr. Howe for services performed for AntriaBio Delaware for the years ended December 31, 2011 and 2010. Also includes the cost of a corporate country club membership of which Mr. Howe had exclusive use during that time.

Employment Agreements

Prior to the effective time of the Reverse Merger, Antria Delaware entered into employment agreements with our officers (the “Antria Delaware Employment Agreements”).

On April 1, 2012, Antria Delaware entered into an agreement with Steve Howe to serve as Executive Chairman of Antria Delaware.   Under the terms of this agreement, Mr. Howe will be entitled to receive an annual base of $250,000 which is to be raised to $325,000 when the Company raises an aggregate of five million dollars in financing.  In addition, Mr. Howe is entitled to an annual bonus equal to 30% of his base salary based on criteria set by the Antria Delaware board of directors.  Mr. Howe is eligible to receive grants of options to purchase shares of common stock as consideration for services rendered. Mr. Howe will be eligible to participate in all benefit programs available to our executives and employees, including any employee incentive option plan, and medical and dental benefit plans.   Antria Delaware will also provide life and disability insurance. Also under the terms of the agreement, Mr. Howe will be entitled to reimbursement for reasonable travel and business expenses and receives a monthly automobile allowance.  The agreement requires Mr. Howe to undertake certain confidentiality, non-competition and non-solicitation obligations. In the event that Antria Delaware terminates the Mr. Howe’s employment without cause, Antria Delaware will pay the base salary severance on a monthly basis to Mr. Howe for a period of twelve months.

On April 1, 2012, Antria Delaware entered into an agreement with Sankaram Mantripragada to serve as Chief Scientific Officer of Antria Delaware.  Dr. Mantripragada will report to the Chief Executive Officer and under the terms of the employment agreement, Dr. Mantripragada is entitled to receive an annual base salary of $275,000 that is subject to annual adjustment recommended by the Chief Executive Officer and approved by the Compensation Committee of the Antria Delaware board of directors.  Dr. Mantripragada  is eligible for one-time bonuses when certain clinical testing has begun.  Dr. Mantripragada also is entitled to receive an annual cash bonus of up to 40% of his base salary, determined based on specified criteria agreed upon in advance.  Dr. Mantripragada is eligible to receive grants of options to purchase shares of our common stock as consideration for services rendered, at the discretion of our Antria Delaware board of directors.  Dr. Mantripragada is eligible to participate in all benefit programs available to our executives and employees, including medical and dental benefit plans.  Also under the terms of the agreement, Dr. Mantripragada is entitled to reimbursement for reasonable travel and business expenses and receives a monthly automobile allowance.  Additionally, at the age of 65, Dr. Mantripragada is entitled to a pension benefit equal to one month’s salary for each year of his employment.    If he is terminated other than for cause or due to or after a change of control, all of Dr. Mantripragada’ unvested options will accelerate, and he will continue to receive his then base salary and health insurance for a period of up to twelve months.  The agreement also requires Dr. Mantripragada to undertake certain confidentiality, non-competition and non-solicitation obligations.

On June 18, 2012, Antria Delaware entered into an agreement with Nevan Elam to serve as Chief Executive Officer of Antria Delaware.   Under the terms of this agreement, Mr. Elam will be entitled to receive an annual base of $230,000 until the executive commits full time to the business at which time his salary will increase to $350,000.  At any time following the date of Mr. Elam’s employment agreement, the Antria Delaware board of directors may request in writing that Mr. Elam commit 100% of his time and energy to the business of Antria Delaware and Mr. Elam shall have 60 days to comply with the Antria Delaware board of directors’ request or shall tender his resignation as an officer of Antria Delaware.  Mr. Elam is entitled to an annual bonus equal to 40% of his base salary based on criteria set by the Antria Delaware board of directors.  Mr. Elam is also eligible for a one-time bonus when the Company raises an aggregate of five million dollars in financing.  Mr. Elam is also eligible to receive grants of options to purchase shares of common stock as consideration for services rendered.  Mr. Elam will be eligible to participate in all benefit programs available to our executives and employees, including any employee incentive option plan, and medical and dental benefit plans. Antria Delaware will also provide life and disability insurance. Also under the terms of the agreement, Mr. Elam will be entitled to reimbursement for reasonable travel and business expenses and receives a monthly automobile allowance. Additionally, at age 65, Mr. Elam is entitled to a pension benefit equal to one-month's salary for each year of employment. The agreement requires Mr. Elam to undertake certain confidentiality, non-competition and non-solicitation obligations.   In the event that Antria Delaware terminates the Mr. Elam’s employment without cause, Antria Delaware will pay the base salary severance on a monthly basis to Mr. Elam for a period of six months.

The foregoing description of the terms of the Antria Delaware Employment Agreements is qualified in its entirety by reference to the provisions of the Antria Delaware Employment Agreements filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Option Agreements

On January 30, 2013, Antria Delaware and Messrs. Howe and  Elam and Drs. Mantripragada and Huh each entered into separate option agreements (the "Antria Delaware Options"), whereby each would have the right to purchase shares of Antria Delaware common stock.  The Antria Delaware Options are generally non-transferable and expire five years from the grant date.  Between 50% and 66.7% of the common shares issuable and/or exercised under the Antria Delaware Options vest immediately with the remainder to vest monthly until the vesting date for three individuals and on May 31, 2013 for one individual.  The Antria Delaware Options have an exercise price of $0.75 per share.  Mr. Howe's option entitles him to purchase 2,000,000 shares of Antria Delaware common stock.  Mr. Elam's option entitles him to purchase 3,500,000 shares of Antria Delaware common stock. Dr. Mantripragada's option entitles him to purchase 1,000,000 shares of Antria Delaware common stock.  Dr. Huh's option entitles him to purchase 2,500,000 shares of Antria Delaware common stock.

The foregoing description of the terms of the Antria Delaware Options is qualified in its entirety by reference to the provisions of the Antria Delaware Options filed as Exhibits 10.7, 10.8, 10.9 and 10.10 , respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

These Antria Delaware Employment Agreements and Option Agreements were assumed by the Company following the Reverse Merger.

Director Compensation

No compensation was paid by the Company to its directors during the year ended June 30, 2012.  In consideration for their Antria Delaware board of directors service, Antria Delaware compensates its directors in the form of options for each year for their continued service.  Antria Delaware also reimburses its directors for reasonable out of pocket expenses incurred in attending Antria Delaware’s board meetings and in carrying out their board duties.   No stock options were granted to the Antria Delaware directors during Antria Delaware’s fiscal year ended December 31, 2011.

Option Grants

The Company did not have any outstanding equity awards as of the end of fiscal the Company’s fiscal year June 30, 2012.  Antria Delaware did not have any outstanding equity awards as of the end of Antria Delaware’s fiscal year December 31, 2011. However, on January 30, 2013, the Antria Delaware stockholders approved the grant of options to Steve Howe, Hoyoung Huh, Sankaram Mantripragada and Nevan Elam.

Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during the Company’s fiscal year June 30, 2012 or Antria Delaware’s fiscal year December 31, 2011 by the named executive officers of the Company or Antria Delaware.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer of the Company or Antria Delaware during the Company’s fiscal year June 30, 2012 or Antria Delaware’s fiscal year December 31, 2011 under any long-term incentive plan of the Company or Antria Delaware.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

The Company has entered into an agreement to acquire 100% of the outstanding stock of AntriaBio. The Company has issued 35,284,000 shares of common stock in connection with the Reverse Merger and assumed the options, warrants and convertible securities of Antria Delaware. In connection with the Reverse Merger, no shares of common stock were issued to Steve Howe, a director of the Company, 4,000,000 shares of common stock were issued to Hoyoung Huh and Nevan Elam, directors of the Company, through their control of Konus, and 6,000,000 shares of common stock were issued to Sankaram Mantripragada, an officer of the Company. However, in connection with our assumption of the options, warrants and convertible securities of Antria Delaware, Messrs. Howe and  Elam and Drs. Mantripragada and Huh have the right to purchase shares of common stock pursuant to the terms of the options between Antria Delaware and the aforementioned officers and directors.  The foregoing description of the options are qualified in their entirety by reference to the provisions of the stock options filed as Exhibits 10.7, 10.8, 10.9 and 10.10, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Antria Delaware and Drywave Technologies, Inc.

On September 1, 2011, the Antria Delaware board of directors approved the issuance of a $1,000,000 line of credit to Drywave Technologies, Inc.  EU One Group, LLC, our majority stockholder, is the majority holder of Drywave Technologies, Inc. and Mr. Howe currently serves on the board of directors of Drywave Technologies, Inc.  On February 5, 2013, $700,000 of the outstanding balance of $1,038,726 was paid with a commitment from the related party to pay the remaining balance of $338,726.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to determine whether our current director or our new directors are independent. We have determined that Dr. Huh qualifies as “independent” in accordance with the published listing requirements of The NASDAQ Stock Market and for purposes of Section 16 of the Exchange Act.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the Company;

●
the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the Company;

●
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Antria Delaware’s Relationship with Konus Advisory Group, Inc.

Advisory Agreement

On July 2, 2012, Antria Delaware and Konus Advisory Group, Inc. (“Konus”) entered into an advisory agreement (the “Advisory Agreement”) whereby Konus agreed to provide Antria Delaware services including, but not limited to, finance and strategy, clinical design, project management and portfolio assessment. Antria Delaware agreed to pay Konus a monthly retainer in the amount of $9,000 per month to cover general and administrative matters plus an hour fee ranging from $100 to $700 per hour for additional services provided to Antria Delaware.

The foregoing description of the terms of the Advisory Agreement is qualified in its entirety by reference to the provisions of the Advisory Agreement filed as Exhibit 10.5 to this Current Report on Form 8-K, which is incorporated by reference herein.

Consulting Agreement

In addition to the Advisory Agreement, on July 1, 2012, Antria Delaware entered into a consulting agreement (the “Consulting Agreement”) with Dr. Huh whereby Dr. Huh agreed to provide Antria Delaware services including, but not limited to, serving on Antria Delaware’s board of directors as lead independent director, assisting Antria Delaware in efforts to obtain funding and assisting in business development activities. Dr. Huh is a significant shareholder, managing director and member of the board of directors of Konus. Pursuant to a mutual understanding between Dr. Huh, Konus and Antria Delaware, the amounts owed to Dr. Huh pursuant to the terms of the Consulting Agreement will be paid directly to Konus.

The foregoing description of the terms of the Consulting Agreement is qualified in its entirety by reference to the provisions of the Consulting Agreement filed as Exhibit 10.6 to this Current Report on Form 8-K, which is incorporated by reference herein.

CEO Employment Agreement

On June 18, 2012, Antria Delaware entered into an agreement with Nevan Elam to serve as Chief Executive Officer of Antria Delaware. Under the terms of this agreement, Mr. Elam will be entitled to receive an annual base of $230,000 until the executive commits full time to the business at which time his salary will increase to $350,000. Mr. Elam is a significant shareholder managing director and member of the board of directors of Konus. Pursuant to a mutual understanding between Mr. Elam, Konus and Antria Delaware, the amounts owed to Mr. Elam pursuant to the terms of his employment agreement will be paid directly to Konus.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

Trading Market

Our common stock is authorized for quotation in the over-the-counter market on the OTC Bulletin Board under the symbol “FMYY.” There is no established trading market for our securities. On January 11, 2013, we submitted a voluntary symbol request change to the Financial Industry Regulatory Authority to change our symbol from “FMYY.”

Dividend Policy

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board has complete discretion on whether to pay dividends. Even if our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant.

Record Holders

As of the closing of the Reverse Merger, there are approximately 68 record holders of our common stock. Record holders exclude persons who hold our common stock in street name.

Equity Compensation  Plans

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders (1)	9,000,000	$0.75	-
TOTAL	9,000,000	$0.75	-

(1)
Represents shares of our common stock pursuant to option agreements assumed in connection with our acquisition of Antria Delaware.  The Antria Delaware Options were originally issued by Antria Delaware on January 30, 2013.

Upon our acquisition of Antria Delaware, we assumed the option agreements that had been issued by Antria Delaware (the “Assumed Options”).  The Assumed Options are governed by the terms of their respective option agreements.  The Assumed Options generally are nontransferable and expire no later than five years from the date of grant.  Between 50-66.7% of the shares of common stock issuable and/or exercised under the option agreements vest immediately on the grant date with the remainder to vest ratably monthly until the vesting date.  The Assumed Options  have an exercise price of $0.75 per share. The Assumed Options were duly approved by the Antria Delaware stockholders prior to the closing of the Reverse Merger.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this section.

DESCRIPTION OF OUR SECURITIES

General

A description of the material terms of our capital stock is provided below. You may refer to our Delaware Certificate of Incorporation and Delaware Bylaws included as exhibits to our Current Report on Form 8-K filed with the SEC on January 11, 2013.

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share, all of which preferred stock will be undesignated.

As of the closing of the Reverse Merger, we had issued and outstanding 40,000,000 shares of common stock that were held of record by 68 persons.  We have 9,000,000 outstanding options that we assumed from Antria Delaware as part of the Reverse Merger. Antria Delaware has issued to placement agents warrants to purchase 248,542 shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have any cumulative voting rights. Holders of our common stock are entitled to receive proportionally any dividends declared by our Board, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our Delaware Certificate of Incorporation provides that we may issue up to 20,000,000 shares of preferred stock in one or more series as may be determined by our Board. Our Board has broad discretionary authority with respect to the rights of any new series of preferred stock and may establish the following with respect to the shares to be included in each series, without any vote or action of the stockholders:

●	the number of shares;

●	the designations, preferences and relative rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences; and

●	any qualifications, limitations or restrictions.

We believe that the ability of our Board to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that may arise. The authorized shares of preferred stock, as well as authorized and unissued shares of common stock, will be available for issuance without action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Our Board may authorize, without stockholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of common stock. Although our board has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt of us. Our board could also issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price. Any issuance of preferred stock therefore could have the effect of decreasing the market price of our common stock.

Our Board will make any determination to issue such shares based on its judgment as to our best interests of our Company and stockholders. We have no current plan to issue any preferred stock after this offering.

2010 Notes

During 2010, Antria Delaware issued 8% Convertible Notes (the “2010 Notes ”) for which principal and interest were due two years after issuance.  The 2010 Notes automatically convert into one share of Antria Delaware common stock and one-half of one common share purchase warrant upon the closing of a qualified financing.  The conversion price for the 2010 Notes is 65% of the price paid by the investors in the qualified financing and the warrant exercise price is equal to $2.00 per share and the warrants will be exercisable for a period of five years from the closing of the qualified financing.  As of the date of this Current Report on Form 8-K, $562,500 of the principal balance on the 2010 Notes are outstanding and payable on demand.

2011 Notes

During 2011, Antria Delaware issued 8 % Convertible Notes (the “2011 Notes ”) for which principal and interest were due one year after issuance.  The 2011 Notes  mature at various dates in 2012 beginning in July 2012.  The  2011 Notes automatically convert into one share of Antria Delaware common stock and one warrant to purchase one common share of Antria Delaware stock upon the closing of a qualified financing.  The conversion price for the 2011 Notes is 65% of the price paid by the investors in the qualified financing subject to a maximum conversion pre-money valuation of $20 million and the warrant exercise prices is equal to 135% of the price per common share paid by the investors in the qualified financing and the warrants will be exercisable for a period of five years from the closing of the qualified financing. As of the date of this Current Report on Form 8-K, $550,000 of the principal balance on the 2011 Notes  are outstanding and payable on demand.

2011 Notes Optional Conversion

In September 2011, Antria Delaware issued convertible promissory notes which are convertible at the lender's discretion into common stock upon a qualified financing  (the “2011 Notes (Optional Conversion)”).  The 2011 Notes (Optional Conversion) mature at various dates through 2013 beginning in October 2012 and accrue interest at 8%.  The 2011 Notes (Optional Conversion) are convertible into one share of Antria Delaware common stock and warrants to purchase two common shares of Antria Delaware stock.  The conversion price for the 2011 Notes is 65% of the price paid by the investors in a qualified financing subject to a maximum conversion pre-money valuation of $20 million and the warrant exercise prices is equal to 135% of the price per common share paid by the investors in the qualified financing and the warrants will be exercisable for a period of five years from the closing of the qualified financing. $1,795,000 of the principal balance on the 2011 Notes (Optional Conversion) are outstanding.

2012 Notes

In December 2012, the Company issued  8% Convertible Notes (the “2012 Notes”) with a principal balance of $825,000.  The 2012 Notes mature at various dates in 2014.  The 2012 Notes are convertible into one share of Antria Delaware common stock and one warrant to purchase one common share of Antria Delaware stock.  The conversion price for the 2012 Notes is the lower of 50% of the per price per share of common stock paid by the investors in the qualified financing or $0.75 per share.  The warrant exercise price is equal to 150% of the price per common share paid by investors at the time the note was converted and the warrants will be exercisable for a period of five years from the closing of the qualified financing.

Registration Rights

No registration rights exist for our common stockholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Delaware Certificate of Incorporation provides that we will, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, indemnify, advance expenses and hold harmless, any and all persons whom the Company shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Delaware law also authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission.

Our Delaware Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.  This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 which is incorporated by reference herein.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

We have had no disagreements with our independent auditors on accounting or financial disclosures.

FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 which is incorporated by reference herein.

[END OF FORM 10 DISCLOSURE]

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the terms and conditions of the Share Exchange and Reorganization Agreement, the Company: (i) issued an aggregate of 35,284,000 shares of the Company’s common stock to all of the AntriaBio Stockholders (6 AntriaBio Stockholders); and (ii) assumed the options, warrants and convertible securities of Antria Delaware in exchange for all of the issued and outstanding shares of AntriaBio Delaware.  As a result of the Reverse Merger, AntriaBio Delaware is now a wholly owned subsidiary of the Company.  The Company offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure made under Item 1.01 and Item 2.01 of this Current Report on Form 8-K  which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Reverse Merger, on January 31, 2013, Steve R. Howe, Nevan C. Elam, Hoyoung Huh and Nickolay Kukekov were appointed to the Board.  Steve R. Howe became the Chairman of the Board. Nickolay V. Kukekov, the sole director of the Company immediately prior to the closing of the Reverse Merger on January 30, 2013, will remain a director of the Company.  Dr. Kukekov, however, resigned as the Company’s Chief Executive Officer on January 30, 2013, and on that same date, the Board appointed Nevan C. Elam to serve as the Company’s Chief Executive Officer and Sankaram Mantripragada to serve as the Company’s Chief Scientific Officer. For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading “Directors and Executive Officers” under Item 2.01 of this Current Report on Form 8-K which is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

On January 31, 2013, as a result of the closing of the Reverse Merger described in Item 1.01 and Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation, as that term is defined in Rule 405 of the Securities Act of 1933, as amended and Rule 12b-2 of the Exchange Act.

Item 7.01. Regulation FD Disclosure.

On February 5, 2013, we issued the press release attached hereto as Exhibit 99.4 announcing the closing of the Reverse Merger with Antria Delaware.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired

Filed herewith as Exhibit 99.1 and incorporated herein by reference are the audited financial statements of Antria Delaware (formerly known as AntriaBio, Inc.) for each of the fiscal year ended December 31, 2011 and the period from March 10, 2010 (Inception) to December 31, .2010.

Filed herewith as Exhibit 99.2 and incorporated herein by reference are the unaudited financial statements of Antria Delaware (formerly known as AntriaBio, Inc.) as of September 30, 2012 and for the nine month periods ended September 30, 2012 and 2011.

(b) Pro Forma Financial Information

Filed herewith as Exhibit 99.3 and incorporated herein by reference are the pro forma financial statements of AntriaBio and Antria Delaware for the requisite periods.

(c) Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current report on Form 8-K

Exhibit No.	Description
2.1	Share Exchange and Reorganization Agreement, January 31, 2013*
2.2	Plan of Conversion, dated January 10, 2013 (1)
3.1	Articles of Conversion, dated January 10, 2013 (2)
3.2	Certificate of Conversion, dated January 10, 2013 (3)
3.3	Certificate of Incorporation, dated January 10, 2013(4)
3.4	Delaware Bylaws, dated January 10, 2013 (5)
10.1	Asset Purchase Agreement with PR Pharmaceuticals, Inc.*
10.2	Employment Agreement with Steve Howe, dated April 1, 2012*
10.3	Employment Agreement with Nevan Elam, dated June 18, 2012*
10.4	Employment Agreement with Sankaram Mantripragada, dated April 1, 2012*
10.5	Advisory Services Agreement with Konus Advisory Group. Inc., dated July 2, 2012*
10.6	Consulting Agreement with Hoyoung Huh, dated July 1, 2012*
10.7	Option Agreement with Steve Howe, dated January 30, 2013*
10.8	Option Agreement with Nevan Elam, dated January 30, 2013*
10.9	Option Agreement with Sankaram Mantripragada, dated January 30, 2013*
10.10	Option Agreement with Hoyoung Huh, dated January 30, 2013*
23.1	Consent of Spectra Financial Services, LLC
99.1
Audited balance sheets of AntriaBio Delaware, Inc. (Formerly known as AntriaBio, Inc.) as of December 31, 2011 and 2010 and the related statements of comprehensive loss, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2011 and for the periods from March 24, 2010 (Inception) to December 31, 2011 and 2010.*

99.2
Unaudited balance sheet of AntriaBio Delaware, Inc. (Formerly known as AntriaBio, Inc.) as of September 30, 2012 and the related statements of comprehensive loss, shareholders’ equity (deficit) and cash flows for the nine months ended September 30, 2012 and 2011.*

99.3	Unaudited pro forma financial statements and related notes thereto*
99.4	Press Release, dated February 5, 2013*

* Filed Herewith

1.	Incorporated by reference to Exhibit 2.1 of the Registrant’s 8-K filed with the SEC on January 11, 2013.
2.	Incorporated by reference to Exhibit 3.1 of the Registrant’s 8-K filed with the SEC on January 11, 2013.
3.	Incorporated by reference to Exhibit 3.2 of the Registrant’s 8-K filed with the SEC on January 11, 2013
4.	Incorporated by reference to Exhibit 3.3 of the Registrant’s 8-K filed with the SEC on January 11, 2013
5.	Incorporated by reference to Exhibit 3.4 of the Registrant’s 8-K filed with the SEC on January 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANTRIABIO, INC.

Date: February 5, 2013	By: /s/ Nevan Elam
Nevan Elam Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Exchange and Reorganization Agreement, January 31, 2013*
2.2	Plan of Conversion, dated January 10, 2013 (1)
3.1	Articles of Conversion, dated January 10, 2013 (2)
3.2	Certificate of Conversion, dated January 10, 2013 (3)
3.3	Certificate of Incorporation, dated January 10, 2013(4)
3.4	Delaware Bylaws, dated January 10, 2013 (5)
10.1	Asset Purchase Agreement with PR Pharmaceuticals, Inc.*
10.2	Employment Agreement with Steve Howe, dated April 1, 2012*
10.3	Employment Agreement with Nevan Elam, dated June 18, 2012*
10.4	Employment Agreement with Sankaram Mantripragada, dated April 1, 2012*
10.5	Advisory Services Agreement with Konus Advisory Group. Inc., dated July 2, 2012*
10.6	Consulting Agreement with Hoyoung Huh, dated July 1, 2012*
10.7	Option Agreement with Steve Howe, dated January 30, 2013*
10.8	Option Agreement with Nevan Elam, dated January 30, 2013*
10.9	Option Agreement with Sankaram Mantripragada, dated January 30, 2013*
10.10	Option Agreement with Hoyoung Huh, dated January 30, 2013*
23.1	Consent of Spectra Financial Services, LLC
99.1
Audited balance sheets of AntriaBio Delaware, Inc. (Formerly known as AntriaBio, Inc.) as of December 31, 2011 and 2010 and the related statements of comprehensive loss, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2011 and for the periods from March 24, 2010 (Inception) to December 31, 2011 and 2010.*

99.2
Unaudited balance sheet of AntriaBio Delaware, Inc. (Formerly known as AntriaBio, Inc.) as of September 30, 2012 and the related statements of comprehensive loss, shareholders’ equity (deficit) and cash flows for the nine months ended September 30, 2012 and 2011.*

99.3	Unaudited pro forma financial statements and related notes thereto*
99.4	Press Release, dated February 5, 2013*

* Filed Herewith

1.	Incorporated by reference to Exhibit 2.1 of the Registrant’s 8-K filed with the SEC on January 11, 2013.
2.	Incorporated by reference to Exhibit 3.1 of the Registrant’s 8-K filed with the SEC on January 11, 2013.
3.	Incorporated by reference to Exhibit 3.2 of the Registrant’s 8-K filed with the SEC on January 11, 2013
4.	Incorporated by reference to Exhibit 3.3 of the Registrant’s 8-K filed with the SEC on January 11, 2013
5.	Incorporated by reference to Exhibit 3.4 of the Registrant’s 8-K filed with the SEC on January 11, 2013